UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.   )

☑ Filed by the Registrant

☐ Filed by a party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under § 240.14a-12

First Community Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 19, 2021

Dear Fellow Shareholder:

You are cordially invited to attend the 2021 Annual Meeting of Shareholders of First Community Corporation, the holding company for First Community Bank. At the meeting, we will report on our performance in 2020 and answer your questions. We look forward to discussing both our accomplishments and our plans with you.

This letter serves as your official notice that we will hold the meeting on May 19, 2021 at 4:00 p.m. local time, at our principal executive office located at 5455 Sunset Boulevard, Lexington, South Carolina, 29072 for the following purposes:

1.	To elect as directors the five nominees named in the accompanying proxy statement;
2.	To approve the compensation of our named executive officers as disclosed in the accompanying proxy statement (this is a non-binding, advisory vote) (“Say-on-Pay”);
3.	To approve the First Community Corporation 2021 Omnibus Equity Incentive Plan;
4.	To ratify the appointment of Elliott Davis, LLC as our independent registered public accountants for 2021; and
5.	To transact any other business that may properly come before the meeting or any adjournment of the meeting.

Shareholders owning shares of our common stock at the close of business on March 12, 2021 are entitled to attend and vote at the meeting. A list of these shareholders will be available at our principal executive office prior to the meeting.

Important Notice Regarding the Availability of Proxy Materials for the 2021 Annual Meeting. This year, we are taking advantage of the rules of the U.S. Securities and Exchange Commission (“SEC”) that allow us to furnish our proxy materials over the Internet. We are mailing to our shareholders a Notice of Internet Availability of Proxy Materials over the Internet, rather than mailing a full paper set of the materials. We anticipate that the Notice of Internet Availability of Proxy Materials will first be sent to shareholders on or before April 9, 2021. The Notice of Internet Availability of Proxy Materials contains instructions on how to access our proxy materials on the Internet, as well as instructions on obtaining a paper or e-mail copy of the proxy materials. This process will reduce our costs to print and distribute our proxy materials, while also reducing our environmental impact.

Attendance Considerations. Although our informal policy is generally to have our board members be present in person at our annual meeting of shareholders, that is not a legal requirement. Given today’s public health concerns, we are not requiring our directors to attend the annual meeting in person this year. We advise our shareholders to take into account the current health environment, the risks to your personal health and the health of others, and the advice of health authorities to use social distancing.

You have a number of ways to vote in addition to voting by ballot if you are present in person at the meeting, and we encourage you to use them. We encourage you to vote as soon as possible by telephone, through the Internet, or by signing, dating and mailing your proxy card in the envelope enclosed. Telephone and Internet voting permits you to vote at your convenience, 24 hours a day, seven days a week. If your shares are held in the name of a bank, broker or other holder of record, you are considered the beneficial owner of shares held in “street name,” and you will receive instructions from such holder of record that you must follow for your shares to be voted. Please follow their instructions carefully. Also, please note that if the holder of record of your shares is a bank, broker or other nominee and you wish to vote in person at the annual meeting, you must request a legal proxy or broker’s proxy from your bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the annual meeting.

Please use this opportunity to take part in our affairs by voting on the business to come before this meeting.

By order of the Board of Directors,

J. Thomas Johnson	Michael C. Crapps
Chairman of the Board	President and Chief Executive Officer

5455 Sunset Boulevard, Lexington, South Carolina 29072

Telephone: (803) 951-2265 / Fax: (803) 358-6900

FIRST COMMUNITY CORPORATION

5455 Sunset Boulevard Lexington, South Carolina 29072

Proxy Statement for Annual Meeting of Shareholders to be Held on May 19, 2021

The board of directors of First Community Corporation, “we,” “us,” “our,” or the “company,” is furnishing this proxy statement to solicit proxies for use at our 2021 Annual Meeting of Shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. We encourage you to read it carefully. We anticipate that the Notice of Internet Availability of Proxy Materials will first be sent to shareholders on or about April 9, 2021. The proxy statement and the form of proxy relating to the annual meeting are first being made available to shareholders on or about April 7, 2021.

Voting Information

Our board of directors set March 12, 2021 as the record date for the meeting. Shareholders owning shares of our common stock at the close of business on that date are entitled to attend and vote at the meeting, with each share entitled to one vote on all matters voted on at the meeting. There were 7,526,967 shares of common stock outstanding on the record date.

Quorum and Adjournment

A majority of the issued and outstanding shares of common stock entitled to vote at the meeting will constitute a quorum. If a quorum is not present or represented at the meeting, the shareholders entitled to vote, present in person or represented by proxy, shall have the power to adjourn the meeting, without notice other than announcement at the meeting, until a quorum is present or represented. At an adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. Once a share is represented for any purpose at a meeting it is deemed present for quorum purposes unless a new record date is set. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

Shares Held in Street Name

Many of our shareholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name. If you hold our shares in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and your broker or nominee, who is considered the shareholder of record with respect to those shares, is forwarding these materials to you. As the beneficial owner, you have the right to direct your broker, bank, or other nominee how to vote and are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. Your broker, bank, or other nominee has enclosed or provided a voting instruction card for you to use to direct your broker, bank, or other nominee how to vote these shares.

If a share is represented for any purpose at the annual meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for the purpose of establishing a quorum. Therefore, valid proxies which are marked “Abstain” or “Withhold” or as to which no vote is marked, including broker non-votes (which are described below), will be included in determining whether a quorum is present at the annual meeting.

Appointed Proxies

When you sign the proxy card, you appoint D. Shawn Jordan and John F. (Jack) Walker, IV as your representatives at the meeting. Messrs. Jordan and Walker will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Messrs. Jordan and Walker will vote your proxy for the election to the board of directors of all nominees listed below under “Election of Directors,” for the approval of the compensation of our named executive officers as disclosed in this proxy statement (this is a non-binding, advisory vote), for the approval of the First Community Corporation 2021 Omnibus Equity Incentive Plan, and for the ratification of the appointment of our independent registered public accountants for the year ending December 31, 2021. We are not aware of any other matters to be considered at the meeting. However, if any other matters come before the meeting, Messrs. Jordan and Walker will vote your proxy on such matters in accordance with their judgment.

1

Required Vote

Assuming that a quorum is present:

•	Proposal No. 1: Election of Directors. Our directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. This means that the nominees who receive the highest number of votes are selected as directors up to the maximum number of directors to be elected at the meeting. There is no cumulative voting with respect to the election of directors. Abstentions, broker non-votes or the failure to return a signed proxy will not be counted and will have no impact on the election of a director. A shareholder may vote “FOR” or “WITHHOLD” authority to vote for each of the nominees. If a shareholder withholds authority to vote with respect to one or more director nominees, such vote will have no effect on the election of such nominees.

•	Proposal No. 2: Non-Binding, Advisory Vote on Compensation of the Named Executive Officers. The proposal will be approved if the number of shares of common stock voted in favor of the matter exceeds the number of shares of common stock voted against the matter. This vote is advisory and will not be binding upon our board of directors. However, the Human Resources and Compensation Committee (which we refer to in this proxy statement as the “compensation committee”) and the board of directors will take into account the outcome of the vote when considering future executive compensation arrangements. If a shareholder submits a proxy but does not specify how he or she would like it to be voted, then the proxy will be voted “FOR” the approval of the compensation of our named executive officers. Abstentions, broker non-votes, and the failure to return a signed proxy will have no effect on the outcome of the votes on this matter.

•	Proposal No. 3: Approval of the First Community Corporation 2021 Omnibus Equity Incentive Plan. The proposal will be approved if the number of shares of common stock voted in favor of the matter exceeds the number of shares of common stock voted against the matter. If a shareholder submits a proxy but does not specify how he or she would like it to be voted, then the proxy will be voted “FOR” the approval of the First Community Corporation 2021 Omnibus Equity Incentive Plan. Abstentions, broker non-votes, and the failure to return a signed proxy will have no effect on the outcome of the votes on this matter.

•	Proposal No. 4: Ratification of the Appointment of Elliott Davis, LLC. The proposal will be approved if the number of shares of common stock voted in favor of the matter exceeds the number of shares of common stock voted against the matter. If a shareholder submits a proxy but does not specify how he or she would like it to be voted, then the proxy will be voted “FOR” the ratification of the appointment of Elliott Davis, LLC as our independent registered public accountants for the year ending December 31, 2021. Abstentions, broker non-votes, and the failure to return a signed proxy will have no effect on the outcome of the votes on this matter.

Revocability of Proxies and Changes to Your Vote

If you are a shareholder of record (i.e., you hold your shares directly instead of through a brokerage account), you may revoke your proxy or change your vote by

•	signing and delivering another proxy with a later date,

2

•	voting in person at the meeting, or

•	voting again over the Internet or by telephone prior to 11:59 pm, Eastern Time, on May 18, 2021.

If you hold your shares through a brokerage account, you must contact your brokerage firm to revoke your proxy. Further, if you hold your shares in street name, your brokerage firm may vote your shares under certain circumstances. Brokerage firms have authority under stock exchange rules to vote their customers’ unvoted shares on certain “routine” matters. We expect that brokers will be allowed to exercise discretionary authority for beneficial owners who have not provided voting instructions ONLY with respect to Proposal No. 4 Ratification of the Appointment of Elliott Davis, LLC—but not with respect to any of the other proposals to be voted on at the annual meeting. If you hold your shares in street name, please provide voting instructions to your bank, broker or other nominee so that your shares may be voted on all other proposals.

Solicitation of Proxies

The proxy for our annual meeting is being solicited on behalf of our board of directors. Proxies may be solicited by our directors, officers and other employees in person or by telephone, facsimile or other means of electronic communication. Directors, officers and employees will receive no compensation for these activities in addition to their regular compensation, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. We will bear the entire cost of soliciting proxies from you. In addition to the delivery of proxy materials by mail, we may request banks, brokers and other record holders to send proxies and proxy materials to the beneficial owners of our common stock and secure their voting instructions and will reimburse them for their reasonable expenses in so doing.

Important Notice of Internet Availability

This proxy statement and the accompanying 2020 Annual Report on Form 10-K are available to the public for viewing on the Internet at www.proxyvote.com. Pursuant to the U.S. Securities and Exchange Commission’s (the “SEC”) “Notice and Access” rules, we are furnishing our proxy materials to our shareholders over the Internet instead of mailing each of our shareholders paper copies of those materials. As a result, we will send our shareholders by mail a Notice of Internet Availability of Proxy Materials, which we refer to as the Notice, containing instructions on how to access our proxy materials over the Internet and how to vote. The Notice is not a ballot or proxy card and cannot be used to vote your shares of common stock. The Notice also tells you how to access your proxy card to vote on the Internet. If you received a Notice by mail and would like to receive a printed or email copy of the proxy materials, please follow the instructions included in the Notice. You will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the Notice.

If you own shares of common stock in more than one account—for example, in a joint account with your spouse and in your individual brokerage account—you may have received more than one Notice. To vote all of your shares of common stock, please follow each of the separate proxy voting instructions that you received for your shares of common stock held in each of your different accounts.

Availability of Information; Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports, or Notices Regarding the Availability of Proxy Materials, if applicable, with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report, or Notice Regarding the Availability of Proxy Materials, if applicable, addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies. In accordance with these rules, only one proxy statement and annual report, or Notice Regarding the Availability of Proxy Materials, if applicable, will be delivered to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders.

3

Shareholders who currently receive multiple copies of the proxy statement and annual report at their address and would like to request “householding” of their communications should contact their broker if they are beneficial owners or direct their request to us at the contact information below if they are registered holders.

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, or Notice Regarding the Availability of Proxy Materials, if applicable, please notify your broker, if you are a beneficial owner or, if you are a registered holder, direct your written request to the contact information below.

Upon written or oral request, we will promptly deliver a separate copy of our annual report on Form 10-K or this proxy statement to our shareholders at a shared address to which a single copy of the document was delivered. Please address such requests to us at the contact information below.

First Community Corporation

Attention: Corporate Secretary

5455 Sunset Blvd.

Lexington, South Carolina 29072

Telephone: (803) 951-0500

4

Proposal No. 1

Election of Directors

Our board of directors currently has 12 members divided into three classes with staggered terms, so that the terms of only approximately one-third of our board members expire at each annual meeting. The current terms of the Class III directors will expire at this 2021 annual meeting of shareholders. The terms of the Class I directors will expire at the 2022 annual meeting of shareholders, and the terms of the Class II directors will expire at the 2023 annual meeting of shareholders.

Our current directors and their classes are:

Class I	Class II	Class III
Michael C. Crapps	Thomas C. Brown	C. Jimmy Chao*
Mickey E. Layden	W. James Kitchens, Jr.	J. Thomas Johnson**
Jane S. Sosebee	Edward J. Tarver	Ray E. Jones*
	Roderick M. Todd, Jr.	E. Leland Reynolds*
Alexander Snipe, Jr.*

* Standing for re-election by the shareholders at the meeting.

** Director is retiring from our board of directors at the annual meeting and not standing for re-election.

Under our bylaws, in the event that a director attains age 72 during the director’s term of office, the director shall serve only until the director’s current term expires and shall not be eligible for re-election. As a result, J. Thomas Johnson will retire from our board effective as of the annual meeting. Mr. Johnson has served as a director since our merger with DutchFork Bancshares in October 2004 and we appreciate Mr. Johnson’s contribution to the company during his long tenure.

Former director Mitchell M. Willoughby retired at our annual meeting of shareholders on May 20, 2020. As a result, our board was automatically reduced from 12 members to 11 members. Our Nomination and Corporate Governance Committee, which we refer to herein as our “nominating committee,” began to identify the priorities and needs of our board of directors. Our board of directors and senior leaders identified prospective candidates who would meet these priorities. We narrowed the pool of potential candidates through a vetting process that included multiple interviews, which concluded with the finalists meeting with our nominating committee prior to final approval by our board of directors upon the recommendation of the candidate by our nominating committee. Accordingly, our board of directors appointed Ray E. Jones effective January 1, 2021 to serve as a director until the company’s annual meeting of shareholders on May 19, 2021. Mr. Jones is a Class III director. As a result, our board increased from 11 members to 12 members on January 1, 2021.

C. Jimmy Chao, Ray E. Jones, E. Leland Reynolds and Alexander Snipe, Jr., our current directors whose terms expire at this annual meeting, have been nominated by the board of directors to be elected at the meeting to serve a three-year term expiring at the 2024 annual meeting of shareholders or until each person’s successor is duly elected and qualified. The board of directors recommends that you elect Messrs. Chao, Jones, Reynolds and Snipe as Class III directors.

As a result of Mr. Johnson’s anticipated retirement, our board of directors has determined, based on the recommendation by our nominating committee, to nominate Jan H. Hollar as a Class I director. As a Class I director, Ms. Hollar has been nominated to serve a one-year term expiring at the 2022 annual meeting of shareholders or until her successor is duly elected and qualified. As a result, if Ms. Hollar and the Class III directors standing for re-election at the annual meeting, Messrs. Chao, Jones, Reynolds and Snipe, are elected at the annual meeting, the board will remain at 12 members.

5

If a quorum is present, the directors will be elected by a plurality of the votes cast at the meeting. This means that the five nominees receiving the highest number of votes will be elected directors. There is no cumulative voting with respect to the election of directors. Abstentions, broker non-votes, and the failure to return a signed proxy will have no effect on the outcome of the vote on this matter. You may vote “FOR” or “WITHHOLD” authority to vote for each of the nominees. If you “withhold” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees. If you submit a proxy but do not specify how you would like it to be voted, Messrs. Jordan and Walker will vote your proxy to elect each of Ms. Hollar and Messrs. Chao, Jones, Reynolds and Snipe. If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), Messrs. Jordan and Walker will vote instead for a replacement nominee to be recommended by the board of directors, unless you specifically instruct otherwise in the proxy.

Director Qualifications

All of our directors bring to the board of directors leadership experience, derived from their business, professional, and board experiences. Four of our current 12 directors have served as directors of the company since its inception in 1994. Three directors were directors on the board of three companies that we acquired, one in 2004, one in 2006, and one in 2014. Two directors have previously served on non-related bank boards. Certain individual qualifications and skills of our directors that contribute to the board of directors’ effectiveness as a whole are described in the information provided below.

Information Regarding Our Nominees and Directors

The following describes at least the last five years of business experience of each nominee proposed for election as a director, as well as the specific experience, qualifications, attributes or skills that led to the conclusion that the nominee should serve as our director. There is no family relationship between any of our directors, nominees or executive officers, and there are no arrangements or understandings between the directors and any other person pursuant to which he or she was or is to be selected as a director or nominee.

Information Regarding Nominees for Directors

Set forth below is information about our one Class I and four Class III nominees to the board of directors. Each nominee has consented to being named as a nominee and agreed to serve if elected. If any named nominee is unable to serve, proxies will be voted for the remaining named nominees.

Class I Nominee

Jan H. Hollar, 65, proposed Class I director, is a retired banker with a career that spanned 40 years in community banking with institutions ranging in size from de novo to $4.5 billion. Prior to retiring, Ms. Hollar most recently served as interim chief executive officer of the Myrtle Beach Area Chamber of Commerce from May 2018 to August 2018. Before that, she served as chief executive officer and as a member of the Board of Directors of HCSB Financial Corporation (Nasdaq: HCFB), and its banking subsidiary Horry County State Bank, from April 2016 until it was acquired in July 2017 and as consulting CEO from October 2015 until April 2016. Ms. Hollar was hired by HCFB to rebuild and recapitalize the bank. From 2008 until 2017, Ms. Hollar self-owned and operated Jan H. Hollar, CPA, PC, a professional corporation providing accounting consulting for financial institutions. From September 2014 until October 2015, she served as a consultant to Horry County State Bank to assist with strategic planning. Ms. Hollar has served as chief financial officer for four different community banks and has directed bank operations in the areas of finance, accounting, deposits, loans, human resources, technology, facilities, strategic planning and shareholder relations. She is a licensed CPA in South Carolina and North Carolina. She has worked as a consultant for a number of community banks and has served as instructor at the South Carolina Banker’s School. Ms. Hollar’s community involvement and philanthropic activities include work with Lily Pad Haven, a Charlotte-based safe haven for sex-trafficking victims and the Kajiado Children’s Home ministry in Kenya. A Furman University graduate, she holds a bachelor’s degree in economics and business administration with a concentration in accounting. She currently resides in Greenville and Myrtle Beach, South Carolina.

6

Ms. Hollar’s extensive experience in community banking including leadership positions in executive management and at the board level in addition to experience in a number of areas of bank operations will bring substantial insight to our board as it relates to the opportunities, challenges and issues in the community banking industry and her connections to the Upstate of South Carolina will provide us with insight and connection to that market.

Class III Nominees

C. Jimmy Chao, 65, Class III director, has served as our director since our formation in 1994 and vice chair since 2020. Mr. Chao lives in Lexington, South Carolina, and, since 1987, he has been president of the engineering firm, Chao and Associates, Inc., located in Columbia, South Carolina. He received a M.S. degree in Structural Engineering at the University of South Carolina and completed all of the course requirements for his PhD. Mr. Chao is a member of the American Society of Engineers, the National Society of Professional Engineers and the Society of American Military Engineers. In 2009, he was selected as SC Civil Engineer of the Year by the American Society of Engineers. He holds a Professional Engineer license in South Carolina, North Carolina, Georgia, Alabama, Florida and many other states. He is past chair of the Educational Foundation of Lexington School District One and a member of the University of South Carolina’s Design Review Committee. He serves as an adjunct professor at the University of South Carolina Department of Civil & Environmental Engineering. In 2017, he was appointed by the Governor of South Carolina to the Board of Registration for Engineers and Surveyors.

Mr. Chao has a strong knowledge of the issues facing small business professionals, which is a target market segment for us. He has extensive knowledge of the business environment and the markets we serve. Mr. Chao has been appointed to serve as chairman of our board immediately following the retirement of Mr. Johnson on May 19, 2021.

Ray E. Jones, 50, Class III director, has served as our director since January 2021. Since 2004, Mr. Jones has served as a Partner in the Columbia office of Parker Poe Adams & Bernstein LLP, Attorneys and Counselors at Law. In his role as Partner in the Columbia office of Parker Poe, Mr. Jones provides advice and counsel to a broad spectrum of clients in matters relating to public finance, local taxation, financing of affordable housing and economic development. A native of Columbia, South Carolina, Mr. Jones attended the University of South Carolina where he received a Bachelor’s in Finance, a Master’s in International Business Administration through the Darla Moore School of Business and a Juris Doctorate through the School of Law. Mr. Jones has received numerous recognitions for his work as an attorney focused on economic development and public finance.

Furthermore, Mr. Jones has served on the following boards:

•	Saluda Shoals Foundation, Board of Directors, 2013-2020, Chair, 2017
•	March of Dimes, Board of Directors, South Carolina Chapter, 2005-2010; Chair, 2007-2008
•	South Carolina Economic Developers’ Association, Board of Directors, 2011-2013

With more than 20 years of experience, Mr. Jones brings a wealth of knowledge of South Carolina businesses, local government, public finance, affordable housing and economic development and will be an invaluable asset to our board.

E. Leland Reynolds, 66, Class III director, has served as a director since our merger with Savannah River Banking Corporation (“Savannah River”) in February 2014. He is the co-owner and vice president, since 1986, of H. G. Reynolds Co, Inc., a regional general contractor specializing in governmental and educational construction. Mr. Reynolds is a graduate of Clemson University, where he received his degree in Building Science. His civic and professional associations include Clemson University, Aiken Edgefield Economic Development Partnership, and USC Aiken.

7

Mr. Reynold’s experience and background as a co-owner and executive of a regional business allows him to bring significant management and leadership skills to our board. He has strong community ties to Aiken, South Carolina and the surrounding markets.

Alexander Snipe, Jr., 69, has served as a Class III director of our board since May 2005. Since September 1992, Mr. Snipe has been the president and chief executive officer of Glory Communications, Inc., which is headquartered in Columbia, South Carolina, and operates radio stations in Columbia, Orangeburg, Sumter, Florence, and Moncks Corner, South Carolina. Prior to forming Glory Communications, Inc., Mr. Snipe was a general sales manager at one of Columbia’s top radio stations for 10 years. He has over 30 years of broadcasting experience, serves on the South Carolina Broadcasters Association board of directors, and is a past president of such Association. He is a former board member of the Columbia Urban League, the William L. Bonner Bible College, The Gospel Heritage Foundation, and the National Association of Broadcasters Radio Board.

Mr. Snipe has significant experience operating a small business since 1992. He is an active community leader and serves several other associations and foundations. He has strong ties to the Midlands of South Carolina and has extensive knowledge of the business environment and the markets we serve.

Information Regarding Continuing Directors

Set forth below is also information about each of our other directors. Each of our directors is also a director of First Community Bank, which we refer to herein as the “bank.”

Michael C. Crapps, 62, Class I director, has served as our president and chief executive officer and as a director since our formation in 1994. He received a B.S. degree in Economics in 1980 from Clemson University, an M.B.A. degree from the University of South Carolina in 1984, and is a graduate of the LSU Graduate School of Banking of the South. He began his banking career with South Carolina National Bank in 1980 and, from 1985 to 1994, he was with Republic National Bank in Columbia, South Carolina where he became president, chief executive officer, and a director of that bank. During his career, Mr. Crapps has been responsible for virtually all aspects of banking, including branches, commercial banking, operations, credit administration, accounting, human resources, and compliance. Mr. Crapps has served the banking industry as a member of the Federal Reserve Bank of Richmond’s Charlotte Branch Board of Directors and the Federal Reserve Bank of Richmond’s Community Depository Institutions Advisory Council. He has also served with the South Carolina Bankers Association (“SCBA”), as a former chair and on its board of directors. The SCBA selected Mr. Crapps as the 1997 Young Banker of the Year. Additionally, he currently serves his local community as follows:

•	Clemson University Foundation Board of Directors
•	Clemson University IPTAY Board of Directors
•	Midlands Business Leadership Group, serving on its Executive Committee and co-chair of its Coordinating Council
•	Business Development Corporation Board of Directors and Executive Committee member

He is a past chair of Navigating from Good to Great (Ng2G) Foundation Board of Directors, the Greater Lexington Chamber of Commerce, the Saluda Shoals Park Foundation and the South Atlantic Division of the American Cancer Society.

Mr. Crapps’ experience in banking and vision for our company give him the leadership and consensus building skills that provide significant insight and expertise to the board. As a lifelong resident of Lexington, South Carolina, he has significant ties to the Midlands of South Carolina. He has been very active in local community and civic organizations.

8

Mickey E. Layden, 66, Class I director, has served as our director since May 2019. Ms. Layden is the president/CEO of LCK, LLC, a partner firm of Colliers International South Carolina and a certified women-owned project management services organization. She is also executive vice president and principal of Colliers International South Carolina. Since 1988, Ms. Layden has led the real estate management division of Colliers International South Carolina, overseeing a large staff and responsible for over 16 million square feet of space. Ms. Layden has served in senior leadership roles at the national level within the Institute of Real Estate Management (“IREM”), including senior vice president for membership, IREM Foundation board member, IREM faculty member and chair of numerous other committees within the organization. In January 2020, she was recognized as one of the “50 Most Influential People in Columbia” by the Columbia Business Monthly. Furthermore, she has been recognized in many publications and organizations as a woman of influence in the business community, receiving the 2013 Influential Women in Business CEO Award, the 2010 Corporate TWIN Award, the 2011 Girl Scouts of South Carolina Mountains to Midlands Women of Distinction Award, and she was included in the Columbia Business Monthly’s 2011 “Women of Influence”. She currently serves her local community as a member of the Midlands Business Leadership Group.

Additionally, Ms. Layden is a past chair of the board of directors of Midlands Housing Alliance, Inc. (Transitions) and secretary and executive committee member of the YMCA board of directors. She has served in leadership roles of many other organizations and community projects throughout her career, including being a past member of the board of trustees of South Carolina Independent Colleges and Universities.

As an experienced business professional, Ms. Layden has many ties to the Midlands of South Carolina and has been very active in local community and civic organizations—all of which qualify her to serve on our board of directors and enhance her ability to contribute as a director.

Jane S. Sosebee, 64, Class I director, has served as our director since May 2019. Ms. Sosebee has over 40 years of experience in the telecommunication industry. Since 2019, she has been the state President of AT&T South Carolina, where she is responsible for its regulatory, economic development, legislative and community affairs activities in the state. She has served AT&T and its predecessor companies for over 40 years in various leadership positions. Ms. Sosebee works closely with state and community leaders to help bring new technology and jobs to the state and improve the quality of life for South Carolinians.

A native of Laurens, South Carolina, Ms. Sosebee attended Clemson University, where she was awarded a Bachelor’s in English. She has served on and chaired the Clemson University Foundation Board. In 2009, she was awarded the University’s Distinguished Service Award. This award is the highest honor that the Alumni Association can bestow and is given to those alumni who have not only devoted their life to professionalism and public service, but who have also continued a lifelong dedication to Clemson University. She is currently serving or has served the local community as follows:

•	Clemson University Finance Corporation – Past Board Member	•	Tri-County Technical College Foundation – Past Board Member
•	Greenville Chamber – Past Board Member and Chair	•	Anderson Chamber – Past Board Member
•	Upstate Alliance – Past Board Member and Chair	•	Palmetto Bank – Past Director
•	Peace Center – Past Trustee	•	First Citizen’s Bank – Past Community Advisory Board Member
•	Urban League of the Upstate – Past Regional Board Member	•	Leadership SC Alumna
		•	Leadership Anderson Alumna
		•	Fort Hill Presbyterian Church – Elder

Ms. Sosebee’s extensive business experience, volunteerism, leadership, and knowledge of the markets that we serve qualify her to serve on our board of directors and enhance her ability to contribute as a director.

9

Thomas C. Brown, 63, Class II director, has served as our director since our formation in 1994. Mr. Brown is currently the Rector at St. Paul’s Church in Greenville, South Carolina and has served in that role since 2011. He recently completed a three-year term serving on the Clemson Board of Visitors. From 2008 to 2011, he served as the Assistant Rector at All Saints Church, Pawley’s Island, South Carolina. Previously, Mr. Brown was the president and owner of T.C.B. Enterprises of South Carolina, Inc., a Myrtle Beach based restaurant business. Mr. Brown graduated from Clemson University in 1981 with a B.S. degree in Civil Engineering.

Mr. Brown has owned and operated a small business for many years. He has extensive knowledge of the small business environment and the related challenges. He brings to the board his unique insight and useful perspective related to the small business environment, which is a primary target market segment for us.

W. James Kitchens, Jr., 59, Class II director, has served as our director since our formation in 1994. Mr. Kitchens is president of The Kitchens Firm, PA (formerly known as The Kitchens Firm, Inc.)., and its predecessor firm, an accounting firm located in Columbia, South Carolina and has served in that role since 1996. He is a Certified Public Accountant and an investment consultant and currently holds the Chartered Financial Analyst designation. Mr. Kitchens earned a B.S. degree in mathematics from The University of the South in 1984 and an M.B.A. degree from Duke University in 1986.

Mr. Kitchens brings to the board knowledge and understanding of tax and financial accounting issues. He has lived most of his life in the Midlands of South Carolina and has a strong knowledge of the business environment in the markets we serve. Mr. Kitchens has been appointed to serve as vice chair of our board immediately upon Mr. Chao assuming the role of chairman on May 19, 2021.

Edward J. Tarver, 61, Class II director, has served as our director since 2017. Mr. Tarver co-founded the law firm of Enoch Tarver, P.C. in 2017. Prior to opening his own law firm, he served as the U.S. Attorney for the Southern District of Georgia from November 2009 to March 2017 and was an associate and partner with the Hull Barrett, P.C. law firm in Augusta, Georgia from 1992 to 2009. In 1999, he became a partner at Hull Barrett, P.C. practicing employment discrimination, general civil litigation and public finance law. Mr. Tarver was elected as a Senator in the Georgia General Assembly representing Senate District 22 in 2005 and was re-elected in 2006 and 2008. He has previously served as a director for Georgia Bank and Trust Company, Georgia Lawyers Insurance Company, Southeastern Natural Sciences Academy, and the Georgia Chamber of Commerce. Mr. Tarver served in the U.S. Army as a Field Artillery Officer for seven years, attaining the rank of Captain. He received his B.A. degree from Augusta State University in 1981 and a J.D. degree from the University of Georgia School of Law in 1991.

Mr. Tarver’s experience as a U.S. Attorney, co-founder of the law firm of Enoch Tarver, P.C., and a partner in the legal firm of Hull Barrett, P.C. as well as his prior experience on various boards as a director, brings significant organizational and administrative skills to our board of directors. As a U.S. Attorney, he spent considerable time investigating and prosecuting white-collar fraud and cyber-related criminal activity. His legal experience and insights provide our board with important perspective on corporate governance related matters and corporate strategy.

Roderick M. Todd, Jr., 57, Class II director, has served as our director since our merger with DeKalb Bankshares, Inc. in June 2006. Mr. Todd served as a director of DeKalb Bankshares, Inc. and the Bank of Camden, from its inception in 2001 until June 2006. In July 2000, Mr. Todd founded the law firm Roderick M. Todd, Jr. Attorney and Counselor at Law. Formerly, he was a partner in Cooper and Todd, LLP, Attorneys, from 1994 to 2000. Mr. Todd is a graduate of the University of South Carolina and the University of South Carolina School of Law.

Mr. Todd has extensive experience in running and operating his own legal practice in Camden, South Carolina. As a prior director of a start-up community bank, he brings additional insights to our board, relative to community bank operations. He has strong ties to the Camden market, which is a market into which we expanded in 2006 through our acquisition of DeKalb Bankshares, Inc.

10

Information Regarding Our Executive Officers

Biographical information for each of our executive officers is provided below (other than Mr. Crapps). Because Mr. Crapps also serves on our board of directors, we have provided his biographical information above with our other directors.

John Ted Nissen, 59, has been with the bank since its inception in 1995 and has been the chief banking officer of the company and the president and chief banking officer of the bank since March 2021. Prior to March 2021, Mr. Nissen was the chief commercial and retail banking officer of the company since June 2019; and executive vice president and chief commercial and retail banking officer of the bank since February 2013. He also serves as a member of the bank’s Executive Leadership Team. A graduate of Presbyterian College in Clinton, South Carolina, Mr. Nissen has over 35 years of experience in the banking industry. He is an active board member and chairman of the Lexington Medical Center Foundation Board, chair elect for Engenuity SC, a board member of the South Carolina Bankers Association, and currently serves on the Loan Approval Committee for the Business Development Corporation. He is a graduate of Leadership Columbia and past board member of the Columbia Chamber of Commerce, Midlands Technical College Foundation, the Boys and Girls Club, and Harvest Hope Food Bank.

Robin D. Brown, 53, has been with the bank since it began organization in August of 1994. She has served as chief human resources officer and chief marketing officer of the company since June of 2019 and executive vice president and chief human resources officer and chief marketing officer of the bank since February 2013 and as CRA officer of the bank since August of 2019. She also serves as a member of the bank’s Executive Leadership Team. Ms. Brown has 36 years of experience in the banking industry and worked for the National Bank of South Carolina and Republic National Bank prior to joining the company. Ms. Brown currently serves on and is a past Chairperson of the Human Resources Committee of the South Carolina Bankers Association. Ms. Brown is a magna cum laude graduate of the University of South Carolina Honors College and received her B.S. degree in Business Administration and did post graduate work at the USC School of Business. Ms. Brown is a founding board member of the Lexington County Sheriff’s Foundation and has served that organization in various roles since 1999. She is a board member of Carolina Wildlife Center and is a past board member of the Palmetto Center for Women. She is also a graduate of Leadership Lexington County.

Tanya A. Butts, 62, has been the chief operations/risk officer of the company since June 2019 and executive vice president and chief operations/risk officer of the bank since November 2016. She also serves as a member of the bank’s Executive Leadership Team. Prior to joining the bank, Ms. Butts had more than 30 years of experience in financial services, working for regional, national and international commercial banking and mortgage banking organizations such as BancBoston Mortgage, Chase Mortgage, National Australia Bank, Carolina First Bank and TD Bank. During her career, she has been responsible for senior or executive management of information technology and bank operations and risk, and has helped lead organizations through significant change. She earned a B.S. degree from Jacksonville University, graduating magna cum laude. She is an active community volunteer for United Way and Women in Philanthropy.

D. Shawn Jordan, 53, has been the executive vice president and chief financial officer of the company and bank since January 1, 2020 and the executive vice president of the company and bank since November 2019. He also serves as a member of the bank’s Executive Leadership Team. During Mr. Jordan’s 29-year career in the banking industry, he has held leadership and executive positions with public and private financial institutions including local, regional and national organizations. His responsibilities have included corporate analytics; strategic planning; budgeting; forecasting; management, board, regulatory and external reporting; balance sheet management, including capital, liquidity, funding and interest rate risk planning and management; expected credit losses and allowance for loan and lease losses modeling, including CECL; regulatory relations; wealth management; valuation analysis; and mergers and acquisitions. Mr. Jordan served as senior vice president and manager of corporate analytics with IBERIABANK from April 2018 to November 2019. Prior to joining IBERIABANK, from October 2011 until its merger with State Bank Financial Corporation in October 2017, Mr. Jordan worked with AloStar Bank of Commerce where he served as executive vice president and chief financial officer. Mr. Jordan stayed on with State Bank Financial Corporation until March 2018. He holds a bachelor’s degree in economics from Centre College and an M.B.A. from Eastern Kentucky University.

11

John F. (Jack) Walker, IV, 55, has over 32 years of experience in the banking industry. He has been the executive vice president and chief credit officer of the company and the bank since August 2019 and has been with the bank since September 2009. He has held various positions within the credit administration area, most recently being promoted to executive vice president and chief credit officer of the bank on August 1, 2019. He also serves as a member of the bank’s Executive Leadership Team. Prior to becoming the chief credit officer, Mr. Walker served as the bank’s senior vice president – loan approval and special assets officer. From 2005 through 2009, he worked at NetBank Business Finance as a director of franchise/commercial credit. Prior to this, he was with SouthTrust Bank for five years as a senior vice president – commercial banking and for 10 years with SunTrust Bank as a first vice president. He earned a bachelor’s degree in computer science from Yale University.

12

Proposal No. 2

Non-Binding, Advisory Vote on Compensation of the Named Executive Officers

The rules adopted by the SEC under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enable our shareholders to vote to approve, on a non-binding basis, the compensation of our named executive officers. Accordingly, we are asking you to approve the compensation of our named executive officers as described under “Director and Executive Officer Compensation” and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this proxy statement. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers as described in this proxy statement in accordance with the applicable SEC compensation disclosure rules.

We seek to align the interests of our named executive officers with the interests of our shareholders. Therefore, our compensation programs are designed to reward our named executive officers for the achievement of strategic and operational goals and the achievement of increased shareholder value, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. We believe that our compensation policies and procedures are competitive and focused on performance and are aligned with the long-term interest of our shareholders.

This proposal, commonly known as a “Say-on-Pay” proposal, gives you as a shareholder the opportunity to express your views regarding the compensation of the named executive officers by voting to approve or not approve such compensation as described in this proxy statement. This vote is advisory and will not be binding on us, the board of directors or the compensation committee. However, we will take into account the outcome of the vote when considering future executive compensation arrangements.

The board of directors believes our compensation policies and procedures achieve this objective and, therefore, recommend shareholders vote “FOR” the proposal through the following resolution:

“RESOLVED, that the compensation paid to our named executive officers, as disclosed in our Proxy Statement for the 2021 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the compensation tables and the related narrative discussion in the Proxy Statement, is hereby APPROVED.”

If a quorum is present, the proposal will be approved if the number of shares of common stock voted in favor of the matter exceeds the number of shares of common stock voted against the matter. Abstentions, broker non-votes, and the failure to return a signed proxy will have no effect on the outcome of the vote on this matter.

13

Proposal No. 3

Approval of the First Community Corporation 2021 Omnibus Equity Incentive Plan

Overview

At the annual meeting, shareholders will be asked to vote on a proposal to approve the First Community Corporation 2021 Omnibus Equity Incentive Plan (the “2021 Plan”). The purpose of the 2021 Plan is to help the company attract, retain and motivate directors, officers, employees, consultants and advisors of the company and its subsidiaries who are or will be responsible for or contribute to the management, growth or profitability of the business of the company and its subsidiaries by enabling such individuals to participate in the future success and growth of the company and to associate their interests with those of the company and its shareholders. The 2021 Plan, if approved, will replace the 2011 Stock Incentive Plan (the “2011 Plan”). No new awards may be granted under the 2011 Plan. However, any awards outstanding under the 2011 Plan will continue to be outstanding and governed by the provisions of that plan. If approved by shareholders at the annual meeting, the 2021 Plan will become effective on that date (the “Plan Effective Date”).

If the 2021 Plan is not approved by our shareholders, it will not be adopted and we will have no equity incentive plan because the 2011 Plan has expired. In the event the 2021 Plan is not approved, our flexibility may be limited with respect to our ability to provide equity incentives and reward employees and directors, to attract and retain such persons on a competitive basis and to align the interests of such persons with ours.

Following the recommendation of our compensation committee, the Board adopted and approved the 2021 Plan, subject to shareholder approval.

Outstanding Awards under Current Plans

As of March 31, 2021, we had an aggregate of 68,474 unvested full-value awards outstanding, consisting of 43,096 time-based restricted shares of common stock, 5,425 time-based restricted stock units, and 19,953 performance-based restricted stock units (assuming the maximum performance level), and we had no stock options or stock appreciation rights outstanding. Other than the foregoing, there were no other awards outstanding under equity incentive plans as of March 31, 2021. The 2011 Plan had expired, such that no new equity awards could be granted under any company equity incentive plan, as of March 31, 2021.

Historically, we have granted time-based equity awards that vested based on continued service. Beginning in 2021, we began granting performance-based equity awards in addition to time-based equity awards, with the target number of performance-based shares for our chief executive officer and other executive officers representing 50% of total target equity awards.

Corporate Governance Aspects of the 2021 Plan

The Board believes that the design of the 2021 Plan and the number of shares to be authorized for issuance thereunder are consistent with the interests of shareholders and good corporate governance practices. In adopting and approving the 2021 Plan, the Board was mindful of investor considerations relating to the plan, including the following:

14

Significant Features	Description
Responsible Share Recycling:

The 2021 Plan contains responsible share recycling provisions:

•     Any shares surrendered to pay the option exercise price or satisfy tax withholding, or repurchased by the company with option exercise proceeds, will not be added back (recycled) to the 2021 Plan.

•     The 2021 Plan also provides that the gross number of stock appreciation rights (“SARs”) exercised or settled, and not just the net shares issued upon exercise or settlement, will count against the aggregate limit on the number of shares that may be issued under the 2021 Plan.

No Discounted Stock Options or SARs:	Stock options and SARs must have an exercise price equal to or greater than the fair market value of our common stock on the date of grant.
No Re-pricing of Stock Options or SARs:	Re-pricing stock options and SARs is prohibited without shareholder approval, including by exchange for cash or a new or different award type.
“Double-Trigger” Required for Vesting on Change of Control:

A change of control does not, by itself, automatically trigger full vesting of awards under the 2021 Plan. Continuing or replacement awards will retain pre-change of control vesting and other terms, except that full vesting will occur in the event the participant’s employment is involuntarily terminated within twenty-four months of the change of control transaction (the occurrence of the “double trigger”).

Best Practice Treatment of Performance Share Awards on Change of Control:

In the event that performance share awards are not continued or replaced upon a change of control, those awards will vest and pay out based on the greater of (a) actual performance against the performance goals through the date of the change of control or (b) the applicable target level.

No Dividend Equivalents Distributed on Unvested Performance Awards:

The 2021 Plan prohibits (i) payment of dividends or dividend equivalents on stock options and SARs, (ii) payment of dividends on any restricted stock unless and until those shares are earned and vested, and (iii) dividend equivalents to be paid on restricted stock units unless and until those awards are earned and vested.

No Transferability:	All awards shall be nontransferable except by will or by the laws of descent and distribution.
Annual Limit on Awards to Directors:

The 2021 Plan maintains an annual limitation of $140,000 on the amount of cash compensation and the value of shares (determined on the date of grant) that may be subject to awards made to any individual member of the board of directors for service as a non-employee director in any one calendar year.

Independent Committee Administration:	The 2021 Plan will be administered by a committee of the board of directors comprised entirely of independent directors.

15

Description of the 2021 Plan

The following is a description of the 2021 Plan. This description is qualified in its entirety by reference to the full text of the 2021 Plan, which is attached as Appendix A to this proxy statement and incorporated herein by reference.

General

Awards granted under the 2021 Plan may be in the form of non-qualified stock options, incentive stock options, SARs, restricted stock, restricted stock units, cash awards, other stock-based awards or any combination of those awards. The 2021 Plan provides that awards may be made under the 2021 Plan for ten years following the adoption of the 2021 Plan by the company’s board of directors.

Administration

Under the terms of the 2021 Plan, the 2021 Plan will be administered by the compensation committee of the board of directors or such other committee as the board of directors may designate (the “committee”). The committee will consist entirely of two or more “outside directors” who are “non-employee directors” as defined in Rule 16b-3 under the Exchange Act or such other rules, from time to time, to ensure that no transaction under the 2021 Plan is subject to (and not exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act. Under the terms of the 2021 Plan, the committee can make rules and regulations and establish such procedures for the administration of the 2021 Plan as it deems appropriate. Any determination made by the committee under the 2021 Plan will be made in the sole discretion of the committee and such determinations will be final and binding on all persons.

Eligibility

The 2021 Plan provides for awards to the directors, officers, employees and consultants of the company and its subsidiaries and affiliates. As of March 31, 2021, there were approximately 11 non-employee directors, 256 employees (including six executive officers), and no consultants or advisors eligible to participate in the 2021 Plan. The company has traditionally not granted equity awards to consultants or advisors and has no current intention to do so.

Shares Available

The 2021 Plan provides that the aggregate number of shares of the company’s common stock available for delivery pursuant to awards granted under the 2021 Plan is 225,000 shares, and cancelation of the remaining reserve in the 2011 Plan, subject to adjustment in certain circumstances to prevent dilution or enlargement.

As described above, no new equity incentive awards will be granted under the 2011 Plan or any other prior equity incentive plan. However, awards previously granted and outstanding under the 2011 Plan will remain in full force and effect under such plans according to their respective terms, and to the extent that any such award is forfeited, terminates, expires or lapses without being exercised (to the extent applicable), or is settled for cash, shares of common stock of the company subject to such award which are not delivered as a result will be available for awards under the 2021 Plan.

Shares underlying awards that expire or are forfeited or terminated without being exercised or awards that are settled for cash will again be available for the grant of additional awards within the limits provided by the 2021 Plan. Shares withheld by or delivered to the company to satisfy the exercise price of options or SARs or tax withholding obligations with respect to any award granted under the 2021 Plan will nonetheless be deemed to have been issued under the 2021 Plan. Shares purchased on the open market with the proceeds of the exercise price of an option shall not be available for issuance in connection with other awards under the 2021 Plan.

16

Stock Options

Subject to the terms and provisions of the 2021 Plan, options to purchase shares of company common stock may be granted to eligible individuals at any time and from time to time as determined by the committee. An option may be granted with or without a related SAR. Options may be granted as incentive stock options, which are intended to qualify for favorable treatment to the recipient under Federal tax law, or as non-qualified stock options, which do not qualify for this favorable tax treatment. Subject to the limits provided in the 2021 Plan, the committee determines the number of options granted to each recipient. Each option grant will be evidenced by a stock option agreement that specifies the option exercise price, whether the options are intended to be incentive stock options or non-qualified stock options, the duration of the options, the number of shares to which the options pertain, the vesting terms and such additional limitations, terms and conditions as the committee may determine.

The committee determines the exercise price for each option granted, except that the option exercise price may not be less than 100% of the fair market value of a share of company common stock on the date of grant. As of March 31, 2021, the fair market value (as that term is defined under the 2021 Plan) of a share of company common stock was $19.95. All options granted under the 2021 Plan will expire no later than ten years from the date of grant. The methods of exercising an option granted under the 2021 Plan are set forth in the 2021 Plan. Stock options are nontransferable except by will or by the laws of descent and distribution. The granting of an option does not accord the recipient the rights of a shareholder, and such rights accrue only after the exercise of an option and the registration of shares of company common stock in the recipient’s name.

Stock Appreciation Rights

A SAR will entitle the holder to receive, with respect to each share of company common stock covered by the SAR, the amount by which the fair market value of one share of company common stock at the time of exercise exceeds the fair market value of one share of company common stock on the date of grant. A SAR may be granted with or without a related option. The exercise price of a SAR shall not be less than 100% of the fair market value of a share of company common stock on the date of grant. All SARs granted under the 2021 Plan will expire no later than ten years from the date of grant.

Each SAR will be evidenced by an award agreement that specifies the exercise price (or base price), the number of shares to which the SAR pertains and such additional limitations, terms and conditions as the committee may determine. The company may make payment of the amount to which the participant exercising SARs is entitled by delivering shares of company common stock, cash or a combination of common stock and cash as set forth in the award agreement relating to the SARs. The method of exercising a SAR granted under the 2021 Plan is set forth in the 2021 Plan. SARs are not transferable except by will or the laws of descent and distribution. Each SAR will be evidenced by an award agreement that specifies the date and terms of the award and such additional limitations, terms and conditions as the committee may determine.

Restricted Stock

The 2021 Plan provides for the award of shares of company common stock that are subject to forfeiture and restrictions on transferability as set forth in the 2021 Plan and as may be otherwise determined by the committee. Each grant of restricted stock will be evidenced by an award agreement that specifies the number of shares of restricted stock and such additional limitations, terms and conditions as the committee may determine. Except for these restrictions and any others imposed by the committee, upon the grant of restricted stock, the recipient will have rights of a shareholder with respect to the restricted stock, including the right to vote the restricted stock and to receive all dividends and other distributions paid or made with respect to the restricted stock (which dividends relating to restricted stock will only vest upon the vesting of the restricted stock relating to such dividends). During the restriction period set by the committee, the recipient may not sell, transfer, pledge, exchange or otherwise encumber the restricted stock.

17

Restricted Stock Units

The 2021 Plan authorizes the committee to grant restricted stock units and deferred share rights. Restricted stock units and deferred share rights are not shares of company common stock and do not entitle the recipients to the rights of a shareholder. Each grant of restricted stock units will be evidenced by an award agreement that specifies the number of restricted stock units and such additional limitations, terms and conditions as the committee may determine. Restricted stock units granted under the 2021 Plan may or may not be subject to performance conditions. The committee may provide for dividend equivalents; provided, however, that dividend equivalents credited with respect to any award of restricted stock units shall be subject to the same vesting conditions applicable to such award and shall, if vested, be delivered or paid at the same time as such award. The recipient may not sell, transfer, pledge or otherwise encumber restricted stock units granted under the 2021 Plan prior to their vesting. Restricted stock units will be settled in cash or shares of company common stock, in an amount based on the fair market value of company common stock on the settlement date.

Cash Awards

The 2021 Plan provides for the award of cash awards on such terms and conditions determined by the committee, including, without limitation, performance goals that must be satisfied and the applicable performance period.

Other Stock-Based Awards

The 2021 Plan also provides for the award of shares of company common stock and other awards that are valued by reference to company common stock, including unrestricted stock, dividend equivalents and convertible debentures.

Performance Goals

The 2021 Plan provides that performance goals may be established by the committee in connection with the grant of any award under the 2021 Plan.

Change of Control

Unless otherwise determined by the committee, immediately prior to consummation of a change of control (as defined below) unless the award is replaced in the change of control transaction and unless otherwise provided in the award agreement, (a) all outstanding options and SARs will become fully vested and exercisable, (b) all restrictions on any restricted stock, restricted stock units, cash awards or other stock-based awards that are not subject to performance goals will lapse, and these awards will become free of all restrictions and become fully vested and transferable to the full extent of the original grant, and (c) all restrictions on any restricted stock, restricted stock units, cash awards or other stock-based awards that are subject to performance goals shall be deemed to be earned and payable in an amount equal to the value of such performance-based award with all applicable performance goals deemed achieved at the greater of (i) the applicable target level and (ii) the level of achievement as determined by the committee not later than the date of the change of control, taking into account performance through the latest date preceding the change of control. With respect to awards that are replaced in the change of control transaction upon a termination of service of a participant by the company other than for cause or by the participant for good reason, within twenty-four months following a change of control, such replaced awards shall vest in full, be free of restrictions, and be deemed to be earned in full and with respect to awards subject to performance goals, unless otherwise agreed in connection with the change of control, at the greater of (x) the applicable target level and (y) the level of achievement of the performance goals for the award as determined by the committee taking into account performance through the latest date preceding the termination of service as to which performance can, as a practical matter, be determined. Under the 2021 Plan, a “change of control” will be deemed to have taken place if:

18

•	any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than certain customary exceptions) becomes the beneficial owner of 30% or more of the combined voting power of the company’s then outstanding stock, excluding any person who acquires such beneficial ownership in connection with a merger, consolidation or other corporate transaction involving the company;

•	any merger, consolidation or other corporate transaction involving the company or any of its subsidiaries, a sale of all or substantially all of the assets of the company or the acquisition of assets or securities of another entity by the company or any of its subsidiaries, unless following the transaction all or substantially all of the beneficial owners of the company’s outstanding voting securities continue to own at least 50% of the combined voting power of the resulting entity and the individuals who comprise the company’s board of directors immediately prior the transaction constitute at least a majority of the board of directors of the company, the entity surviving such transaction or, if the company or the entity surviving such transaction is then a subsidiary, the ultimate parent thereof;

•	individuals who, as of the effective date of the 2021 Plan, constitute the company’s board of directors, otherwise referred to as the incumbent board, cease to constitute at least a majority of the company’s board of directors; provided that any individual becoming a director subsequent such effective date whose election, or nomination for election by the company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the incumbent board shall be considered as though such individual were a member of the incumbent board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the company’s board of directors; and

•	shareholder approval of the complete liquidation or dissolution of the company.

Notwithstanding the foregoing, a change of control shall not be deemed to have occurred as a result of any transaction or series of integrated transactions immediately following which both (x) the record holders of the common stock of the company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns (directly or indirectly) all or substantially all of the assets of the company immediately following such transaction or series of transactions and (y) the individuals who comprise the board of directors immediately prior to such transaction or series of transactions constitute at least a majority of the board of directors of the entity which owns (directly or indirectly) all or substantially all of the assets of the company immediately following such transaction or series of transactions.

Amendment

The committee may amend, alter, or discontinue the 2021 Plan or an award, but no amendment, alteration or discontinuation will be made that materially impairs the rights of a participant with respect to a previously granted award without such participant’s consent, except such an amendment made to comply with applicable law, including without limitation Section 409A of Internal Revenue Code, stock exchange rules or accounting rules. In addition, no such amendment will be made without the approval of the company’s shareholders (a) to decrease the exercise price of any stock option or SAR, or to take any other action that would be treated under applicable exchange listing standards or for accounting purposes as a repricing of such stock option or SAR, or (b) to the extent such approval is required by applicable law or the listing standards of the applicable stock exchange.

Federal Income Tax Consequences

The following discussion briefly summarizes certain U.S. federal income tax consequences of awards under the 2021 Plan. The discussion is based upon current interpretations of the Internal Revenue Code, and the regulations promulgated thereunder as of such date. This summary describes the general tax principles that apply and is provided only for general information. Certain types of taxes, such as state and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant to a participant in light of his or her personal investment circumstances. This summarized tax information is not tax advice.

19

Non-Qualified Stock Options

A participant will not recognize taxable income at the time of grant of a non-qualified stock option, and the company will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the company generally will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Internal Revenue Code.

Incentive Stock Options

A participant will not recognize taxable income at the time of grant of an incentive stock option. A participant will not recognize taxable income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date the shares were transferred, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and the company will not be entitled to any deduction. If, however, such shares are disposed of within such two- or one-year periods, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise over the exercise price, and the company generally will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Internal Revenue Code. The excess of the amount realized through the disposition date over the fair market value of the stock on the exercise date will be treated as capital gain.

SARs

A participant will not recognize taxable income at the time of grant of a SAR, and the company will not be entitled to a tax deduction at such time. Upon exercise, a participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) equal to the fair market value of any shares delivered and for the amount of cash paid by the company, and the company will generally be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Internal Revenue Code.

Restricted Stock

A participant will not recognize taxable income at the time of grant of shares of restricted stock, and the company will not be entitled to a tax deduction at such time, unless the participant makes an election under Section 83(b) of the Internal Revenue Code to be taxed at the time of grant. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of grant equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The company is entitled to a corresponding deduction at the time the ordinary income is recognized by the participant, except to the extent the deduction limits of Section 162(m) of the Internal Revenue Code apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income. The company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Internal Revenue Code apply.

20

Restricted Stock Units

A participant will not recognize taxable income at the time of grant of a restricted stock unit, and the company will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of settlement of the award equal to the fair market value of any shares delivered and the amount of cash paid by the company, and the company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Internal Revenue Code apply.

Estimate of Plan Benefits

No equity-based awards have been granted or received under the 2021 Plan through the date of this proxy statement. Because benefits under the 2021 Plan will depend on the compensation committee’s actions and the fair market value of our common stock at various future dates, the benefits payable under the 2021 Plan and the benefits that would have been payable had the 2021 Plan been in effect during the most recent fiscal year are not determinable.

For a table showing information related to securities authorized for issuance under our equity compensation plans as of December 31, 2020, see the Equity Compensation Plan Information table provided elsewhere in this proxy statement.

Vote Required

Approval of the 2021 Plan requires that the number of shares voted in favor of the proposal exceed the number of shares voted against the proposal.

The Board of Directors unanimously recommends that shareholders vote FOR the approval of the 2021 Plan.

21

Proposal No. 4

Ratification of Appointment of the Independent Registered Public Accounting Firm

On March 10, 2021, our Audit and Compliance Committee, which we refer to herein as the audit committee, of the board of directors appointed Elliott Davis, LLC as our independent registered public accounting firm for the year ending December 31, 2021. Although we are not required to seek shareholder ratification in the selection of our accountants, we believe obtaining shareholder ratification is desirable. If the shareholders do not ratify the appointment of Elliott Davis, LLC, the audit committee will re-evaluate the engagement of our independent auditors. Even if the shareholders do ratify the appointment, our audit committee has the discretion to appoint a different independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interest of our shareholders and the company. We expect that a representative of Elliott Davis, LLC will be available either in-person or via telephone during the meeting to respond to appropriate questions from shareholders. The representative will also have an opportunity to make a statement if he or she desires to do so.

If a quorum is present, this proposal will be approved if the number of shares of common stock voted in favor of the matter exceeds the number of shares of common stock voted against the matter. Because this proposal is a “routine” matter, if you do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on this proposal. Abstentions and the failure to return a signed proxy will have no effect on the outcome of the vote on this matter.

The board unanimously recommends that shareholders vote “FOR” the ratification of the appointment of Elliott Davis, LLC as our independent registered public accounting firm for the year ending December 31, 2021.

22

CORPORATE GOVERNANCE

Introduction

Our directors meet regularly to review our operations and discuss our business plans and strategies. Our board of directors met 12 times during 2020. Each director attended at least 75% of the combined total of meetings of the board and meetings of each committee on which such director served during 2020. Neither our board nor the nominating committee has implemented a formal policy regarding director attendance at an annual meeting of shareholders. Although board members are encouraged to attend the annual shareholders meeting, we recognize that conflicts may occasionally arise that will prevent a director from attending an annual meeting. Due to the health concerns related to the COVID-19 pandemic, we advised our directors not to attend our 2020 Annual Meeting of Shareholders in person. Two of our directors attended our 2020 Annual Meeting of Shareholders in person while six of our directors participated in our 2020 Annual Meeting of Shareholders by telephone.

Director Independence

Under the rules of The Nasdaq Stock Market, which we refer to herein as Nasdaq, independent directors must constitute a majority of a listed company’s board of directors. A director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Our board has determined that a majority of its members are independent as defined by the listing standards of Nasdaq. Specifically, our board of directors has determined that the following directors are independent: Thomas C. Brown, C. Jimmy Chao, Ray E. Jones, J. Thomas Johnson, W. James Kitchens, Jr., Mickey E. Layden, E. Leland Reynolds, Alexander Snipe, Jr., Jane S. Sosebee, Edward J. Tarver, and Roderick M. Todd, Jr. Furthermore, our board determined that (i) director nominee, Jan H. Hollar, is independent and (ii) Mitchell M. Willoughby, who retired on May 20, 2020, was independent. Michael C. Crapps is considered an inside director and, therefore, is not independent because of his employment as an executive officer of the company. In making the independence determinations, the board took into consideration (in addition to the factors that would trigger a disclosure requirement under Item 404) real estate sales commissions paid pursuant to normal market terms totaling $18,084 and $17,850, in 2019 and 2020, respectively, to an entity in which Ms. Layden owns 9.5% of the equity interest and serves as the executive vice president and principal and determined that her interest in the transactions was financially de minimis and immaterial.

23

Board Diversity Matrix

Our nominating committee is committed to enhanced disclosure about board diversity. We surveyed our current directors and asked each person to self-identify their race/ethnicity using one or more of the below categories. The results of this survey are included in the matrix below.

Current Board Diversity Matrix
Board Size:
Total Number of Directors	12

Gender:	Male		Female
Number of director nominees by gender identity	10	(1)	2	(1)

Number of director nominees who identify in any of the categories below:
African American or Black	2
Alaskan Native or Native American
Asian	1
Native Hawaiian or Pacific Islander
White	7		2
(1)	Upon Mr. Johnson’s retirement from our board and if our proposed nominee, Jan H. Hollar, is elected, at the 2021 Annual Meeting of Shareholders, our board would be comprised of nine males and three females, and 50% of our directors will be either female or underrepresented minorities.

Code of Business Conduct and Ethics

The board of directors has established a Code of Business Conduct and Ethics that applies to all directors, officers and employees, which may be found by clicking the link for “Investors” under the “About” tab on our website at www.firstcommunitysc.com. The information on our website is not part of this proxy statement. We intend to post on our website all disclosures that are required by law or Nasdaq listing standards concerning any amendments to, or waivers from, the Code of Business Conduct and Ethics. Shareholders may request a copy of the Code of Business Conduct and Ethics by written request directed to First Community Corporation, Attention: Corporate Secretary, 5455 Sunset Blvd., Lexington, South Carolina 29072.

Stock Ownership Guidelines

We have a stock ownership policy that calls for (i) members of our Executive Leadership Team, which includes our executive officers, to own two times their annual base salary for such Executive Leadership Team member and (ii) directors to own 10,000 shares of our common stock. Executive Leadership Team members are permitted to sell and or surrender up to 50 percent of vested stock awards primarily to satisfy tax withholding obligations on vested shares.

There is no period for either our Executive Leadership Team members or directors to achieve compliance; however, such covered persons may not sell our common stock until the applicable stock ownership threshold is satisfied. We monitor ownership levels and compliance on an ongoing basis by requiring Executive Leadership Team and directors to receive pre-approval from the chief executive officer or chief financial officer prior to trading in our common stock.

Prohibitions on Short Sales

We consider it improper and inappropriate for our directors, officers and employees to engage in short-term or speculative transactions in our securities. Accordingly, under our Insider Trading Policy:

24

•	we prohibit the sale of any of our securities “short,” which includes transactions that involve securities that the seller does not own at the time of sale, or, if owned, are not delivered within 20 days after the sale or deposited in the mail or other usual channels of transportation within five days after the sale; and
•	we warn insiders about the implications on call options and put options with regard to Section 16 of the Exchange Act.

Communications with the Board of Directors

Shareholders may communicate directly to our board of directors in writing by sending a letter to the board at: First Community Corporation, Attention: Corporate Secretary, 5455 Sunset Blvd., Lexington, South Carolina 29072. All letters directed to the board of directors will be received and processed by the corporate secretary and will be forwarded to the chairman of the nominating committee without any editing or screening.

Board Leadership Structure

We are focused on our corporate governance practices and value independent board oversight as an essential component of strong corporate performance to enhance shareholder value. Our commitment to independent oversight is demonstrated by the fact that a majority of our directors are independent. In addition, each member of our board of directors’ audit, compensation, and nominating committees are independent.

Our board of directors believes that it is preferable for one of our independent directors to serve as chairman of the board. Director C. Jimmy Chao has been appointed to serve as chairman of our board immediately following the retirement of Mr. Johnson, our current chairman, at this annual meeting. Mr. Chao has served as vice chair of our board since May 2020 and has served as our director since our formation in 1994. We believe it is the chairman’s responsibility to guide the board as it provides leadership to our executive management while our chief executive officer manages the company. As directors continue to be faced with more oversight responsibility than ever before, we believe it is beneficial to have separate individuals in the role of chairman and chief executive officer. In making its decision to have an independent chairman, our board of directors considered the time and attention that Mr. Crapps is required to devote to managing our day-to-day operations. By having another director serve as chairman of our board of directors, Mr. Crapps is able to focus more of his attention on running the company. This will also ensure there is no duplication of effort between the chairman and the chief executive officer. We believe this board leadership structure is appropriate in maximizing the effectiveness of board oversight and in providing perspective to our business that is independent from executive management.

We recognize that different board leadership structures may be appropriate for companies in different situations. We will continue to reexamine our corporate governance policies and leadership structures on an ongoing basis to ensure that they continue to meet our needs.

Board’s Role in Risk Oversight

Our audit committee is primarily responsible for overseeing our risk management processes on behalf of the full board of directors. The audit committee focuses on financial reporting risk and oversight of the internal audit process. It receives reports from management at least quarterly regarding our assessment of risks and the adequacy and effectiveness of our internal control systems, as well as reviewing reports through our Enterprise Risk Management process that include credit and market risk (including liquidity and interest rate risk) and operational risk (including compliance and legal risk). Strategic and reputation risk are also regularly considered by the audit committee. The audit committee also receives reports from management addressing the most serious risks impacting our day-to-day operations. Our director of internal audit reports to the audit committee and meets with the audit committee in executive sessions as needed to discuss any potential risk or control issues involving management. The audit committee reports regularly to the full board of directors, which also considers our entire risk profile. The full board of directors focuses on certain significant risks facing the company and on certain aspects of our general risk management strategy. Management is responsible for the day-to-day risk management processes. Our board has appointed a chief risk officer responsible for the strategic management of compliance, operational, cyber, fraud and physical security. Our credit and balance sheet management risks are managed by our chief credit officer and chief financial officer, respectively. We believe this division of responsibility is the most effective approach for addressing the risks facing our company and that our board leadership structure supports this approach.

25

Our compensation committee is responsible for overseeing the management of risks related to our executive and non-executive compensation plans. Our nominating committee oversees the management of risk associated with the board, including independence, nomination and competence of the directors. Our loan committee is responsible for the oversight of the management of risks related to our loan portfolio. Our asset-liability committee is responsible for oversight of the management of risks associated with our policies and procedures related to all aspects of balance sheet management, including investment management, liquidity management, interest rate risk management, and capital management.

Cyber and Information Security. With respect to cybersecurity, on a quarterly basis, our audit committee receives reports from management on cybersecurity risks and preparedness.  Interim reports are to be produced in the case of any extraordinary events. While our audit committee, and the board of directors to which it reports, oversees our cybersecurity risk management, our management and information technology, and enterprise risk management departments, specifically our information security officer, are responsible for the day-to-day cybersecurity risk management processes.  Threats from cyber-attacks are severe, attacks are sophisticated and increasing in volume, and attackers respond rapidly to changes in defensive measures. Formal security awareness training is conducted regularly to increase overall employee awareness about cyber threats. Our systems and those of our customers and third-party service providers are under constant threat and it is possible that we could experience a significant event in the future. We maintain a cyber insurance policy that is designed to reduce the risk of loss resulting from cyber security breaches. While we believe that our cybersecurity programs are appropriate and have been effective to prevent material incidents thus far, risks and exposures related to cybersecurity attacks are expected to remain high for the foreseeable future due to the rapidly evolving nature and sophistication of these threats, as well as due to the expanding use of Internet banking, mobile banking and other technology-based products and services by us and our customers.

Environmental, Social and Governance (ESG). Our board of directors understands its role as stewards of long-term corporate performance, and that a board of directors has an important role to play in overseeing the company’s efforts to be aware of, and to navigate, the evolving risk and opportunities related to ESG matters. Our compensation committee annually reviews our compensation strategies, benefit plans including insurance and retirement and equity programs, and considers issues of fairness to employees and long-term sustainability of our business as part of their review. Our nominating committee reviews governance matters and is focused on diversity and considers diversity to be an important consideration as we seek to best understand how to effectively do business in and serve our community. Committees of the board of directors assist the board of directors in fulfilling its oversight responsibilities with respect to our development and implementation of corporate social responsibility initiatives, including those related to various ESG matters.

The health, safety and well-being of our employees, customers, vendors and communities has been and continues to be our top priority. The COVID-19 pandemic presented challenges as we worked to continue to serve our customers and the community. Throughout the pandemic, we followed guidance from the Centers for Disease Control and the South Carolina Department of Health and Environmental Control and made the necessary adjustments as guidance and recommendations changed. We implemented a number of safety protocols to help provide a safe workplace for our employees, customers and vendors. This included posting prominent signage regarding safety protocols, limiting access to facilities, including at times our banking offices (except by appointment), encouraging the use of drive thru facilities and online, electronic and other technology products and services, implementing remote working and rotating work schedules, enhanced and more frequent cleaning of facilities, written communication to employees as updates were available, and reminders on safety protocols including social distancing, monitoring symptoms and quarantining with exposure or potential exposure to the virus, and hand washing/sanitizing. We provided supplies including masks, gloves, and hand sanitizer to employees and customers. With recent positive news on pandemic conditions, we are beginning a transition to a more normal operating environment.

26

We have a company-wide recycling program and encourage our employees to reduce, reuse and recycle waste.

Committees of the Board

Our board of directors has an audit committee, a compensation committee, and a nominating committee. Each committee serves in a dual capacity as a committee of the company and of the bank.

Audit Committee

Our audit committee met four times in 2020. The following directors are members of our audit committee: W. James Kitchens, Jr. (Chair), E. Leland Reynolds, Jane S. Sosebee, Edward J. Tarver and Roderick M. Todd, Jr. Our board of directors has determined that all of these committee members are independent, as contemplated in the listing standards of Nasdaq. Our board has also determined that Mr. Kitchens qualifies as an “audit committee financial expert” under SEC rules.

Our audit committee operates under a written charter adopted by the board of directors and is responsible for reviewing our financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed. Our audit committee approves the independent auditors, reviews and approves the auditor’s audit plans, and reviews with the independent auditors the results of the audit and management’s responses. The audit committee charter may be found by clicking on the link for “Investors” under the “About” tab on our website at www.firstcommunitysc.com. The charter outlines the audit committee’s responsibilities for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts and may be amended by the board at any time. The audit committee reports its findings to our board of directors.

Compensation Committee

Our compensation committee met four times during 2020 and reviewed our compensation policies and practices and concluded that they do not create risks that are reasonably likely to have a material adverse effect on us. The following directors are members of the compensation committee: Thomas C. Brown (Chair), C. Jimmy Chao, E. Leland Reynolds, Alexander Snipe, Jr. and Roderick M. Todd, Jr. Our board of directors has evaluated the independence of the members of our compensation committee and has determined that each member of our compensation committee meets the definition of an “independent director” under Nasdaq standards and qualifies as a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

Our compensation committee operates under a written charter adopted by the board of directors and is responsible for developing and making recommendations to the board with respect to our board and executive compensation policies and for the approval and administration of our existing and proposed board and executive compensation plans. The compensation committee charter may be found by clicking on the link for “Investors” under the “About” tab on our website at www.firstcommunitysc.com.

Our compensation committee is responsible for reviewing and recommending to the board of directors the compensation of directors and the chief executive officer. The compensation committee charter does not authorize the compensation committee to form and delegate its authority to subcommittees. Specifically, the compensation committee determines the contents of our board and executive compensation plans, authorizes the awards to be made pursuant to such plans and reviews and recommends annually all compensation decisions relating to our board and executive officers, including the president and chief executive officer and the other executive officers named in the Summary Compensation Table, otherwise referred to as our named executive officers. The compensation committee annually reviews the other executive officers’ performance and base salary and recommends their compensation packages, including incentive compensation plan, equity plans, and any special or supplemental benefits. Our chief executive officer annually evaluates the performance of each of the other executive officers and reviews the compensation packages for each of them with the compensation committee. The compensation packages for the remaining non-executive employees is determined by individual supervisors in conjunction with the bank’s chief human resources officer and based on criteria included in the bank’s overall budget, which is approved annually by our board of directors.

27

The compensation committee has authority with respect to:

•	Annually reviewing the form and amount of director compensation and recommending compensation packages to the board.

•	Annually reviewing employee compensation strategies, benefit plans including insurance and retirement plans, and equity programs.

•	Approving officer title designations/promotions.

•	Appointing trustees to oversee our 401(k) plan.

•	Annually evaluating our chief executive officer’s performance as it compares to our goals and objectives, providing feedback to him on his performance, and recommending to the board his compensation package, including base salary level, incentive compensation plan, equity plans, and any special or supplemental benefits (during such voting and deliberations, the chief executive officer is not present).

•	Annually reviewing the other executive officers’ performance and approving their individual compensation packages, including base salary level, incentive compensation plan, equity plans, and any special or supplemental benefits.

•	Reviewing and making recommendations to our board concerning employment agreements, severance agreements, change in control agreements, as well as any supplemental benefits.

•	Overseeing all incentive plans and considering methods of creating incentives for management to achieve sustained growth in earnings and shareholder value and the retention of key management personnel. This may include annual cash incentive plans, long-term incentive plans, equity plans, as well as any special supplemental benefits. The compensation committee makes a recommendation to the board concerning the design structure of such plans.

•	Ensuring that our incentive compensation programs do not encourage unnecessary and excessive risk taking that would threaten our value or the integrity of our financial reporting.

•	Retaining or obtaining the advice, if needed, of a compensation consultant, legal counsel or other advisor, after compliance with Nasdaq listing Rule 5605(d)(3).

•	Serving as the stock committee or stock sub-committee and, as such, approving awards under our stock option plan and other equity plans.

•	Approving our annual report on executive compensation and directors’ fees for inclusion in our proxy statement, if applicable.

•	Approving the annual committee report for inclusion in our proxy statement, if required.

•	Reporting annually to the board on succession planning for key positions, including the chief executive officer, executive leadership team members, director of mortgage banking, director of financial planning, BSA/compliance officer, and information security officer.

•	Reporting its activities and recommendations to the board of directors at any regular or special meeting of the board.

•	Annually reviewing its charter and presenting it to the board for approval.

28

Role of Our Compensation Consultant

We periodically engage an external national compensation consulting firm to provide independent compensation consulting services regarding our director and executive management compensation. In 2019, our compensation committee engaged Pearl Meyer to conduct this independent external review of board and executive compensation and in 2020, Pearl Meyer provided guidance to us as we implemented changes resulting from our 2019 external review of board and executive compensation. Pearl Meyer reported directly to the compensation committee and assisted with accumulation and analysis of updated peer data. It is anticipated that we will engage an external compensation consulting firm approximately every three years.

Pearl Meyer is available to the compensation committee and the executive vice president of human resources for ongoing consultation relative to compensation issues.

Compensation Committee’s Relationship with its Independent Compensation Consultant

Our compensation committee considered the independence of Pearl Meyer in accordance with SEC rules and Nasdaq listing standards. In selecting these consultants the following factors were considered: (1) other services provided to us by the company; (2) fees paid by us as a percentage of the company’s total revenue; (3) policies or procedures maintained by the company that are designed to prevent a conflict of interest; (4) any business or personal relationships between the senior advisors and a member of the compensation committee; (5) any company stock owned by the senior advisors; and (6) any business or personal relationships between our executive officers and the senior advisors. Our compensation committee discussed these considerations and concluded that the work performed by the company and its senior advisors involved in the engagements did not raise any conflict of interest.

Selected Peer Review and Compensation Committee Functions

A primary role of the compensation committee is to analyze the competitiveness of, and the structure and amounts of annual base salary, annual cash awards and long-term equity awards, where applicable, to be paid to our executives. The compensation committee also structures and monitors our equity-based compensation plans and employment agreements with its executive officers which include, among other things, provisions relating to executives in the event of a change in control of the company. In order to gauge the competitiveness of our executive compensation level, the compensation committee may analyze market data regarding annual base salary, annual cash bonus awards and long-term equity incentive awards paid by certain companies in what the compensation committee considers the company’s “primary competitor group.” As part of their external compensation review, Pearl Meyer recommended using an index of publicly traded peer banks with an asset size of one-half to one-and-one-half of the company’s asset size located in the southeast. In 2020, we began using the index of peer banks as recommended by Pearl Meyer.

Auburn National Bancorporation, Inc. (AUBN)	Heritage Southeast Bancorporation, Inc. (HSBI)
Bank of the James Financial Group, Inc. (BOTJ)	John Marshall Bancorp, Inc. (JMSB)
BankFirst Capital Corporation (BFCC)	MainStreet Bancshares, Inc. (MNSB)
Blue Ridge Bankshares, Inc. (BRBS)	MetroCity Bankshares, Inc. (MCBS)
C&F Financial Corporation (CFFI)	Mountain Commerce Bancorp, Inc. (MCBI)
Chesapeake Financial Shares, Inc. (CPKF)	National Bankshares, Inc. (NKSH)
Citizens Holding Company (CIZN)	Old Point Financial Corporation (OPOF)
Colony Bankcorp, Inc. (CBAN)	Peoples Bancorp of North Carolina, Inc. (PEBK)
Community Bankers Trust Corporation (ESXB)	Peoples Financial Corporation (PFBX)
Eagle Financial Services, Inc. (EFSI)	Professional Holding Corp. (PFHD)
F & M Bank Corp. (FMBM)	Select Bancorp, Inc. (SLCT)
Fauquier Bankshares, Inc. (FBSS)	South Atlantic Bancshares, Inc. (SABK)
First National Corporation (FXNC)	TGR Financial, Inc. (TGRF)
First US Bancshares, Inc. (FUSB)	UB Bancorp (UBNC)
FNS Bancshares, Inc. (FNSB)	United Bancorporation of Alabama, Inc. (UBAB)
FVCBankcorp, Inc. (FVCB)	Virginia National Bankshares Corporation (VABK)
GrandSouth Bancorporation (GRRB)	White River Bancshares Company (WRIV)

29

The peer index data was reviewed and, with respect to each of the top executive officer positions, compared for the scope of responsibilities of the position within the company to the equivalent responsibilities of positions within the companies included in the survey data. The compensation committee then compared our compensation and benefits practices with those of the banks included in the survey data and took the results into account when establishing compensation guidelines and recommendations for executives in establishing compensation for bank executives. In determining each executive’s base salary and annual cash bonus opportunity, the compensation committee considered those two elements together, as well as other factors, in order to set an appropriate level of total annual cash compensation. In general, the compensation committee seeks to give each executive the opportunity to earn an annual cash bonus that, if earned and when combined with the executive’s base salary, would result in total annual cash compensation to the executive that is competitive with the market data provided by the surveys. Consideration of compensation structures among the selected primary competitor group was only one of the tools used by the compensation committee to assess competitive compensation and to determine appropriate compensation amounts and structures for the company’s executive officers. In order to attract, retain and incentivize executive officers of the company, the compensation committee may, in its discretion and judgment, determine that it is in the best interest of the company to negotiate compensation packages that vary significantly from the compensation levels and incentive structures offered by competitors. Total compensation for executives is targeted to be between the 45th and 90th percentile of market when compared to peer banking organizations.

Nomination and Corporate Governance Committee

The nominating committee met three times during 2020. The following directors are members of the nominating committee: Roderick M. Todd, Jr. (Chair), C. Jimmy Chao, Jane S. Sosebee, Alexander Snipe, Jr. and Edward J. Tarver. Our board of directors has determined that all of these committee members are independent, as contemplated in the listing standards of Nasdaq.

The board of directors has adopted a nominating committee charter, which may be found by clicking on the link for “Investors” under the “About” tab on our website at www.firstcommunitysc.com. The charter provides that the responsibilities of the committee include:

•	reviewing the qualifications and independence of the members of the board and its various committee assignments;

•	evaluating incumbent directors in determining consideration for re-election;

•	recommending board nominees for election;

•	providing guidance on board and corporate governance issues; and

•	considering director candidates recommended by shareholders who submit nominations in accordance with our bylaws.

30

Shareholders who submit candidates for nomination must deliver nominations in writing to our corporate secretary no later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting; and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, seven days after notice of the special meeting is given to shareholders. Each notice must set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the SEC’s proxy rules, had the nominee been nominated, or intended to be nominated, by the board of directors; and (v) the consent of each nominee to serve as a director of the company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. For a complete description of the procedures and disclosure requirements to be complied with by shareholders in connection with submitting director nominations, shareholders should refer to our bylaws.

The nominating committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, the nominating committee members consider and discuss diversity, among other factors, with a view toward the needs of the board of directors as a whole. The nominating committee members generally conceptualize diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities or attributes that contribute to board heterogeneity, when identifying and recommending director nominees. The nominating committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the committee’s goal of creating a board of directors that best serves our needs and the interests of our shareholders.

In evaluating such director recommendations, the nominating committee uses a variety of criteria to evaluate the qualifications and skills necessary for members of our board of directors. Under these criteria, members of the board of directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards, and broad experience at the policy-making level in business, government, education, technology or public interest. Directors should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of our shareholders.

The nominating committee uses a variety of methods for identifying and evaluating nominees for director. The nominating committee regularly assesses the appropriate size of the board of directors, and whether any vacancies are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the nominating committee considers various potential candidates for director. Candidates may come to their attention through current members of the board, shareholders, or other persons. These candidates are evaluated at regular or special meetings of the board and may be considered at any point during the year. The nominating committee considers properly submitted shareholder recommendations for candidates. In evaluating such recommendations, the nominating committee uses the qualifications and standards discussed above, and it seeks to achieve a balance of knowledge, experience and capability on the board of directors.

31

Report of the Audit Committee

Management is responsible for our internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with accounting principles generally accepted in the U.S. and issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.

In this context, the audit committee has met and held discussions with management and Elliott Davis, LLC, our independent auditors. In discharging its oversight responsibility as to the audit process, the audit committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence and has discussed with the independent auditors their independence from the company and its management. The audit committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of our internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The audit committee reviewed both with the independent and internal auditors their audit plans, audit scope and identification of audit risks.

The audit committee reviewed and discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC, and with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements. The audit committee also discussed the results of the internal audit examinations.

The committee reviewed and discussed the audited consolidated financial statements of the company as of and for the year ended December 31, 2020 with management and the independent auditors.

Based on the above-mentioned review and discussions with management and the independent auditors, the audit committee recommended to the board that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC. On March 10, 2021, the committee appointed Elliott Davis, LLC as our independent auditors for 2021.

The report of the audit committee is included herein at the direction of its members: Mr. Kitchens (Chair), Mr. Reynolds, Ms. Sosebee, Mr. Tarver and Mr. Todd.

32

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

General Compensation Philosophy

Our compensation committee has determined that we, as a performance-driven business, should reward financial results with appropriate compensation. The compensation committee’s strategy for carrying out this philosophy is to link executive compensation with our financial performance and, at the same time, to be sensitive to external market factors which might affect such performance but be outside the control of the company’s executives. The compensation committee recognizes the importance of maintaining compensation and benefits at competitive levels designed to attract and retain talented executives. The compensation committee has typically included annual equity award grants as an element of executive compensation and may consider implementation of additional equity awards grants in the future as a component of executive compensation. The compensation committee believes that equity-based compensation aligns the long-term interests of employees with those of our shareholders. In determining whether to make equity award grants in the future, the compensation committee will consider the recommendations of the chief executive officer regarding the granting of equity awards for our key executives, other than our chief executive officer. In determining appropriate equity-based compensation awards for our executives, the compensation committee anticipates that it will generally focus on our current and future performance, the current and future performance and achievements of our executives, and the executive’s present and potential future contribution to our success.

Executive Compensation

The following table shows the compensation we paid for the years ended December 31, 2020 and 2019 to our principal executive officer and the two most highly compensated other executive officers who were serving as executive officers at the year end of 2020, which we refer to herein as our named executive officers.

Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Award(1) ($)	Option Award ($)	Non-Equity Incentive Plan Compensation(2) ($)	Non-qualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)
Michael C. Crapps,	2020	447,848	—	111,111	—	161,175	114,577	14,070	848,781
President and Chief	2019	430,623	18,002	54,340	—	46,591	108,481	14,070	672,107
Executive Officer

J. Ted Nissen, Executive	2020	260,000	—	43,000	—	93,571	42,529	13,252	452,352
Vice President and	2019	250,000	19,468	21,023	—	18,033	40,302	13,201	362,027
Chief Banking Officer

Tanya A. Butts, Executive	2020	220,000	—	34,400	—	79,175	48,326	10,960	392,861
Vice President and Chief
Operations/Risk Officer(5)

(1)	This represents the value of restricted shares and restricted stock units issued under the terms of our equity incentive plan. The restricted shares and restricted stock units cliff vest at the end of three years. The grant date fair value per share of the restricted stock and restricted stock unit grants shown above equals $20.64 and $20.18 in 2020 and 2019, respectively, in accordance with FASB ASC Topic 718. See discussion of assumptions used in the valuation of the stock awards in Note 19, “Stock Options, Restricted Stock, and Deferred Compensation” in the “notes to the consolidated Financial Statements” included within the Annual Report on Form 10-K for the year ended December 31, 2020. For a discussion of the awards granted in 2020, see “Long-term Equity Compensation Awards,” below.
(2)	The amount represents the total cash payout under the terms of our 2020 Management Incentive Plan for Key Executives. See “Annual Cash Incentive Awards and Discretionary Bonus Awards—Performance-Based Annual Cash Incentive Awards” below for a description of how our compensation committee determined the incentive payments awarded to our named executive officers in 2020.
(3)	Amounts reflect the change in the present value of benefits attributable to named executive officers for the applicable compensation, as calculated under non-qualified retirement benefit plans.
33

(4)	The amount for all Other Compensation includes the following:

		401(k) Match	Country Club Dues	Life Insurance Premiums	Total
Michael C. Crapps	2020	$10,800	$1,155	$2,115	$14,070
	2019	$10,800	$1,155	$2,115	$14,070
J. Ted Nissen	2020	$10,800	$1,155	$1,297	$13,252
	2019	$10,800	$1,155	$1,246	$13,201
Tanya A. Butts	2020	$9,867	—	$1,093	$10,960

(5)	Ms. Butts qualified for a named executive officer for the first time in 2020.

Annual Cash Incentive Awards and Discretionary Bonus Awards

Performance-Based Annual Cash Incentive Awards

Our compensation committee adopted the 2020 Management Incentive Plan for Key Executives to provide for the payment of cash bonuses to our named executive officers upon our achievement of certain plan criteria goals during 2020. The plan was designed to be consistent with our philosophy that executive compensation should be linked with our financial performance. In order for any bonus to be paid to any executive officer under the plan, we had to achieve at least 80% of budgeted net core income for the year and maintain a specified regulatory rating, both of which we achieved in 2020. Upon meeting certain goals for efficiency ratio (core), net interest income, loan portfolio growth, pure deposit growth and a modifier based on return on average assets, the executive officers are eligible to receive a 30% cash payout at the target level and 45% at the maximum level. Payouts are pro-rated if actual results fall between the threshold, target and maximum levels.

The following sets forth the pre-established performance goals for which the annual cash incentive awards for the year ended December 31, 2020 were based:

	Weight as percent of Salary	Threshold	Target	Maximum	Actual Earned	Actual Performance Compared to
All Name Executive Officers’ – total opportunity		15%	30%	45%	35.99%
Efficiency ratio (core)(1)	25%	105% of Budget	Budget	93% of Budget		97.93% of Budget
Net interest income(1)	25%	95% of Budget	Budget	107% of Budget		104.27% of Budget
Loan portfolio growth(1)	25%	95% of Budget	Budget	107% of Budget		108.33% of Budget
Pure deposit growth(1) (2)	25%	95% of Budget	Budget	107% of Budget		122.78% of Budget
Modifier: return on average assets(3)		75% at 25th percentile	100% at 50th percentile	125% at 75th percentile		88% based on 38th percentile

(1)	Based on internal 2020 Budget.
(2)	Pure deposits include total deposits less certificates of deposits plus cash management repurchase agreements.
(3)	Performance compared to an index of publicly traded peer banks with an asset size of one-half to one-and-one-half of the company’s asset size located in the southeast, as recommended by our compensation consultant, Pearl Meyer. Data is compiled from S&P Global Market Intelligence based on the 2020 filings as reported by each peer group institution.

34

Actual cash incentive payout amounts are disclosed in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table included elsewhere in this proxy statement.

The size of the total potential bonus pool available under the plan increased as our profitability increased, subject to the maximum aggregate cash bonus amount of $1,514,850 to all executive officers including the named executive officers. The maximum aggregate cash bonus amount is based on 15% of net income.

Long-Term Equity Compensation Awards

Our compensation committee believes that the primary benefit to the company of long-term awards is to motivate our named executive officers to increase shareholder value and ensure adequate executive retention through the grant of long-term compensation awards, particularly restricted stock and restricted stock unit awards. Under our equity incentive award plans, we also may grant awards in the form of other equity and performance-based incentives, as may be deemed appropriate by the compensation committee from time to time. The compensation committee has the ability to alter the cash and equity incentive plans and modify the pay-outs if in their sole discretion it is warranted. This would include the ability to modify or cancel restricted stock vesting dates.

On February 25, 2020, the compensation committee, in its discretion, granted the following restricted stock or restricted stock units to the named executive officers based on our achievement of certain performance goals during the three-year period ended December 31, 2019, including total shareholder return, return on average equity, and non-performing assets. The restricted shares and restricted stock units cliff vest at the end of three years from the grant date. The grant date fair values of the restricted stock are disclosed in the Summary Compensation Table included elsewhere in this proxy statement.

	Grant Date	Shares of Restricted Stock (#)	Restricted Stock Units (#)	Total ($)
Michael C. Crapps	02/25/2020	5,383	—	111,111
J. Ted Nissen	02/25/2020	2,083	—	43,000
Tanya A. Butts	02/25/2020	1,667	—	34,400

Named Executive Officer Employment Agreements

Chief Executive Officer

Michael C. Crapps. On December 8, 2015, we entered into an amended and restated employment agreement with Mr. Crapps as president and chief executive officer of the company and the bank. The parties entered into the amended and restated employment agreement to amend Mr. Crapps’ existing employment agreement to ensure documentary compliance with Section 409A of the Internal Revenue Code.

Unless terminated earlier according to provisions in the employment agreement, the agreement provides a three-year term of employment and at the end of each day during the term of employment the term of the agreement is automatically extended for an additional day so that the remaining term continues to be three years, except that either party can give the other party written notice of and fix the term to a finite term of three years from the date of the written notice.

The base salary for Mr. Crapps is subject to annual review by our board of directors and may be increased. Under his agreement, Mr. Crapps is eligible to receive bonuses if he meets the goals set forth annually for him by our long-term equity incentive program and for the grant of stock options, restricted stock and other similar awards.

35

Mr. Crapps is provided with a country club membership as well as a life insurance policy for the benefit of his spouse and heirs. Mr. Crapps is also entitled to participation in our retirement, health, welfare and other benefit plans and programs applicable to employees generally or to senior executives.

The employment agreement provides that, if we terminate Mr. Crapps’ employment without cause, subject to the possibility of a six-month delay, on the 60th day after the date of termination, we will pay Mr. Crapps compensation in an amount equal to twice the amount of his then current monthly base salary and thereafter on the first day of the month for the next 22 months compensation in an amount equal to 100% of his then current monthly base salary, plus any bonus earned or accrued through the date of termination.

The employment agreement contains provisions relating to non-solicitation of customers and personnel and non-competition during the term of employment and the two years thereafter, as well as a provision relating to the protection of confidential information.

Payments to our Chief Executive Officer upon a Change in Control

•	After a change in control and regardless of whether Mr. Crapps remains employed by the company or its successor, we will pay Mr. Crapps an amount equal to three times the then current annual base salary as well as any bonus earned through the date of change in control, and we will remove any restrictions on outstanding incentive awards so that all such awards vest immediately.

•	If Mr. Crapps’ employment is terminated without cause within two years following a change in control:

o	Mr. Crapps may continue participation in our group health plan pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”). If Mr. Crapps elects COBRA coverage for group health coverage, he will be obligated to pay only the portion of the full COBRA cost of the coverage equal to an active employee’s share of premiums for coverage for the respective plan year and, on the 60th day after the date of termination following a change in control, we will pay Mr. Crapps compensation in an amount equal to six times the amount of the initial monthly portion of our share of such COBRA premiums; provided, however, that such benefits will be eliminated if and when Mr. Crapps is offered Affordable Care Act compliant group health coverage from a subsequent employer, and

o	To the extent that “portable” life insurance coverage is offered under our life insurance programs and after such termination Mr. Crapps continues to pay for “portable” life insurance coverage that was provided by the company immediately prior to such termination, we will reimburse the life insurance premiums paid by Mr. Crapps with respect to such life insurance coverage with respect to the two-year period ending immediately after such termination.

In the event that our independent accountants acting as its auditors on the date of a change in control determine that the payments provided for in the employment agreement constitute “excess parachute payments” under Section 280G of the Internal Revenue Code, then the compensation payable under the employment agreement will be reduced to an amount the value of which is $1.00 less than the maximum amount that could be paid to Mr. Crapps without his compensation being treated as “excess parachute payments” under Section 280G.

Other Named Executive Officers

J. Ted Nissen and Tanya A. Butts. On December 8, 2015, we entered into an amended and restated employment agreement with J. Ted Nissen, as executive vice president and chief commercial and retail banking officer of the bank. Mr. Nissen entered into the amended and restated employment agreement to amend his existing employment agreement to ensure documentary compliance with Section 409A of the Internal Revenue Code. On April 22, 2019, we entered into an employment agreement with Tanya A. Butts, executive vice president and chief operations and risk officer of the bank.

36

Mr. Nissen’s and Ms. Butts’ respective employment agreement provides for an initial term of three years, to be extended automatically each day for an additional day so that the remaining term of the agreement will continue to be three years. The term may be fixed at three years without extension by notice of either party to the other. Mr. Nissen’s and Ms. Butts’ respective employment agreement provides for an annual salary that is reviewed annually and may be increased from time to time. Mr. Nissen and Ms. Butts are each eligible to receive annual payments based upon achievement criteria established by the board of directors.

Mr. Nissen’s and Ms. Butts’ respective employment agreement provides that, if we terminate the executive employment without cause, subject to the possibility of a six-month delay, on the 60th day after the date of termination, we will pay such executive compensation in an amount equal to twice the amount of the executive’s then current monthly base salary and thereafter on the first day of the month for the next 10 months compensation in an amount equal to 100% of the executive’s then current monthly base salary, plus any bonus earned or accrued through the date of termination. Mr. Nissen’s and Ms. Butts’ employment agreements contain provisions relating to non-solicitation of customers and personnel and non-competition during the term of employment and the 12 months thereafter, as well as a provision relating to the protection of confidential information.

Payments to Mr. Nissen and Ms. Butts upon a Change in Control

Under Mr. Nissen’s employment agreement,

•	after a change in control and regardless of whether the executive remains employed by the company or its successor, we will pay the executive an amount equal to two times the then current annual base salary as well as any bonus earned through the date of change in control, and we will remove any restrictions on outstanding incentive awards so that all such awards vest immediately.

Under Ms. Butts’ employment agreement,

•	if the executive’s employment is terminated by the employer without cause or by the executive for good reason upon or during the two years following a change in control (a “Qualifying Termination”), we will pay the executive an amount equal to two times the then current annual base salary as well as any bonus earned through the Qualifying Termination, and we will remove any restrictions on outstanding incentive awards so that all such awards vest immediately.

Under Mr. Nissen’s and Ms. Butts’ employment agreements,

•	if the executive’s employment is terminated without cause within two years following a change in control:

o	the executive may continue participation in our group health plan pursuant to COBRA. If the executive elects COBRA coverage for group health coverage, he will be obligated to pay only the portion of the full COBRA cost of the coverage equal to an active employee’s share of premiums for coverage for the respective plan year and, on the 60th day after the date of termination following a change in control, the company will pay the executive compensation in an amount equal to six times the amount of the initial monthly portion of our share of such COBRA premiums; provided, however, that such benefits will be eliminated if and when the executive is offered Affordable Care Act compliant group health coverage from a subsequent employer, and

o	to the extent that “portable” life insurance coverage is offered under our life insurance programs and after such termination the executive continues to pay for “portable” life insurance coverage that was provided by the company immediately prior to such termination, we will reimburse the life insurance premiums paid by the executive with respect to such life insurance coverage with respect to the two-year period ending immediately after such termination.

37

Outstanding Equity Awards at Fiscal Year-End

The following table shows the number of shares covered by both exercisable and non-exercisable options and stock awards owned by the individuals named in the Summary Compensation Table as of December 31, 2020, as well as the related exercise prices and expiration dates. Options and stock awards are granted pursuant to our equity incentive plan.

Outstanding Equity Awards at December 31, 2020

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Michael C. Crapps	—	—	—	—	—	12,162	206,632	—	—
J. Ted Nissen	—	—	—	—	—	4,713	80,074	—	—
Tanya A. Butts	—	—	—	—	—	3,742	63,577	—	—

(1)	The restricted stock awards granted in 2020 cliff vest over a three-year period. The following shares of restricted stock vest on February 27, 2021, February 26, 2022 and February 25, 2023, respectively: Mr. Crapps; 4,086, 2,693 and 5,383; Mr. Nissen; 1,588, 1,042 and 2,083; and Ms. Butts; 1,243, 832 and 1,667.
(2)	Amounts are based upon the adjusted closing price of our common stock on December 31, 2020 of $16.99 per share.

Option Exercises and Stock Vested

There were no stock options exercised by any named executive officers during the year ended December 31, 2020.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Michael C. Crapps	—	—	845	18,117
J. Ted Nissen	—	—	324	6,947
Tanya A. Butts	—	—	—	—

(1)	The amounts reported in this column were calculated using the per share closing price of our common stock on the vesting date of the awards.

38

Equity Compensation Plan Information

The following table contains certain information as of December 31, 2020, relating to securities authorized for issuance under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)	Weighted- average exercise price of outstanding options, warrants and rights (b)			Number of securities remaining available for future issuance under equity compensation plans (c) (excluding securities reflected in column(a))
Equity compensation plans approved by security holders	—	$	n/a	(1)	86,284
Equity compensation plans not approved by security holders	n/a		n/a		—
Total	—	$	n/a		86,284

(1)	The weighted average exercise price does not take into account awards of restricted stock or restricted stock units which do not have an exercise price.

Certain Retirement and Salary Continuation Benefits

We have established the First Community Bank, Profit Sharing Plan, a qualified 401(k) defined contribution plan, pursuant to which we make matching and discretionary contributions on behalf of each of the executive officers. We also maintain and pay premiums on behalf of each executive officer under a life insurance plan and provide partial payment of premiums for medical benefits if the executive officer so elects.

We have entered into salary continuation agreements with executives Crapps, Nissen and Butts. The salary continuation agreements provide for an annual supplemental retirement benefit to be paid to each of the executives, commencing at the specified normal retirement age and payable in monthly installments for a prescribed number of years.

Each executive will receive this benefit if the executive’s employment is terminated following a change in control (as defined in each executive’s employment agreement). If the executive dies after a separation of service but before the executive’s annual supplemental benefit commences, the executive’s benefit will be paid to the executive’s beneficiaries, beginning with the month following the bank’s receipt of a copy of the executive’s death certificate. If the executive dies after the executive’s benefit has commenced, the remaining benefits will be paid to the executive’s beneficiaries at the same time and in the same amounts that would have been distributed to the executive had the executive survived. If the executive dies during active service, 100% of the executive’s accrual balance (as defined in the salary continuation agreement) will be paid in a lump sum to the executive’s beneficiaries.

If the executive experiences a disability that results in a separation of service prior to the normal retirement age, the executive will be entitled to 100% of the executive’s accrual balance determined as of the end of the plan year preceding termination.

39

If the executive is terminated without cause (as defined in the executive’s employment agreement), the executive is entitled to 100% of his accrual balance determined as of the end of the plan year preceding such termination. This benefit is determined by vesting the executive in 10% of the accrual balance at the end of the first plan year, and an additional 10% of such amount at the end of each succeeding year thereafter until the executive becomes 100% vested in the accrual balance.

To offset the annual expense accruals for the benefits payable to the executives under the salary continuation agreements, the bank acquired bank-owned life insurance (“BOLI”). It is anticipated that the BOLI will provide full cost recovery of the benefits paid to the executives under the salary continuation agreements upon their deaths.

The foregoing summary of the material features of the salary continuation agreements for executives Messrs. Crapps and Nissen and Ms. Butts is qualified in its entirety by reference to the provisions of the agreements, the form of which is attached as Exhibit 10.5 to our Annual Report on Form 10-K filed with the SEC on March 12, 2021. See also the discussion under “Named Executive Officer Employment Agreements” in this proxy statement.

Director Compensation

During the year ended December 31, 2020, the chairman of the board received a $12,500 retainer and $1,350 for attendance at each board meeting while chairs of the ALCO committee, the audit committee, the executive committee, the compensation committee and the nominating committee received $9,500 as an annual retainer and the chair of the loan committee received $11,500 as an annual retainer. The remaining outside directors received a retainer in the amount of $7,500 pro-rated for directors who retired or were newly elected during 2020. Outside directors, excluding the chairman of the board, received fees of $1,000 for attendance at each board meeting and $500 for attendance at each committee meeting except for members of the audit committee who received $750 for each audit committee meeting. Prior to his retirement on May 20, 2020, Mr. Willoughby, the former chairman of the board did not receive fees related to committee meetings. However, following Mr. Willoughby’s retirement, the newly appointed chairman of the board is entitled to fees related to committee meetings. Mr. Crapps, as an employee of the company, does not receive any director compensation. He is not listed in the table below because his compensation as a named executive officer is described elsewhere in this proxy statement.

The following is a summary of the compensation paid to directors (other than Mr. Crapps) for 2020.

Director*	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Thomas C. Brown	25,500	5,005	—	—	—	—	30,505
C. Jimmy Chao	32,500	5,005	—	—	—	—	37,505
Ray E. Jones(3)	—	—	—	—	—	—	—
J. Thomas Johnson(4)	22,008	5,005	—	—	—	30,000	57,013
W. James Kitchens, Jr.	25,000	5,005	—	—	—	—	30,005
Mickey E. Layden	28,500	—	—	—	—	—	28,500
E. Leland Reynolds	32,000	5,005	—	—	—	—	37,005
Alexander Snipe, Jr.	30,000	5,005	—	—	—	—	35,005
Jane S. Sosebee	23,750	—	—	—	—	—	23,750
Edward J. Tarver	23,500	5,005	—	—	—	—	28,505
Roderick M. Todd, Jr.	27,500	5,005	—	—	—	—	32,505
Mitchell M. Willoughby(3)	11,958	5,005	—	—	—	—	16,963
*	There were no outstanding stock options held by our directors at December 31, 2020.
40

(1)	We have implemented a director deferred compensation plan whereby the director can elect to defer all or any part of any annual retainer or monthly meeting fee payable to the director in respect of the following calendar year for service on the board of directors or a committee of the board. The director receives units of common stock for the amounts deferred under the plan, and the units can be exchanged for common stock when the director retires. The amounts reflected in this column include the 2020 deferred amounts.
(2)	On February 26, 2019, each non-employee director with the exception of Ms. Layden and Ms. Sosebee, who were not elected as directors until May 22, 2019, and Mr. Jones who not a director until January 1, 2021 was granted 248 shares of restricted stock as part of the overall board compensation plan. The shares were valued at $20.18 per share. The shares fully vested on January 1, 2020. The value of restricted stock grants shown above equals the grant date fair value in accordance with FASB ASC Topic 718. As of December 31, 2020, each non-employee director, with the exception of Mr. Jones, had an aggregate of 242 shares of unvested restricted stock outstanding (which were granted to such directors on February 25, 2020 and fully vested on January 1, 2021) and no options outstanding.
(3)	Director Mitchell M. Willoughby retired from our board effective as of May 20, 2020. Director Jones was appointed to our board effective January 1, 2021.
(4)	In connection with Mr. Johnson’s prior employment with us, we assumed the obligation of his supplemental executive retirement agreement with Newberry Federal Savings Bank upon our acquisition of DutchFork BancShares and its subsidiary Newberry Federal Savings Bank. If Mr. Johnson dies after his benefit has commenced, the remaining benefits will be paid to his beneficiaries at the same time and in the same amounts that would have been distributed to him had he survived. Pursuant to the supplemental executive retirement agreement, Mr. Johnson is entitled to receive $30,000 annually for 17 years, beginning in October 2009. Mr. Johnson was paid $30,000 for the year ended December 31, 2020 under the terms of his supplemental executive retirement agreement.

The following table summarizes the fee amounts deferred for each director electing all or partial deferral.

Name	Fees Deferred and Dividend Allocation ($)(1)	Accumulated Share Units (#)(2)	Accumulated Share Units Since Inception(3)
Thomas C. Brown	25,875	1,500	1,500
C. Jimmy Chao	50,777	3,042	35,858
J. Thomas Johnson	4,506	282	9,572
W. James Kitchens, Jr.	4,169	262	8,858
Alexander Snipe, Jr	44,516	2,716	32,069
Edward J. Tarver	8,518	551	551

(1)	The “Fees Deferred and Dividend Allocation” column reflects the amount of deferred fees for the year ended December 31, 2020 and dividend allocations on the accumulated share units. Units of common stock are credited to the director’s account at the time such compensation would otherwise have been payable absent the election to defer equal to (i) the otherwise payable amount divided by (ii) the fair market value of a share of common stock on the last trading day preceding the credit date.
(2)	The amounts reflected in the “Accumulated Share Units” column reflect the number of units of common stock accumulated during the year ended December 31, 2020, including dividend allocations.
(3)	The amounts reflected in the “Accumulated Share Units Since Inception” column reflect the number of units of common stock accumulated since the director began deferring annual retainer and monthly board and committee fees, including dividend allocations. In general, the director’s vested account balance will be distributed in a lump sum of our common stock on the 30th day following cessation of service from the board, including cessation of service as a result of death or disability.

41

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to us with respect to beneficial ownership of our common stock as of March 31, 2021 for (i) each director and nominee, (ii) each holder of 5.0% or greater of our common stock, (iii) our named executive officers, and (iv) all executive officers and incumbent directors as a group. Unless otherwise indicated, the mailing address for each beneficial owner is care of First Community Corporation, 5455 Sunset Boulevard, Lexington, South Carolina, 29072.

Name	Shares of Common Stock Owned(1)	% of Beneficial Ownership(2)
Named Executive Officers
Michael C. Crapps (3)	78,853	1.05%
J. Ted Nissen	32,145	0.43%
Tanya A. Butts	6,426	0.09%
Directors and Director Nominees
Thomas C. Brown	30,453	0.40%
C. Jimmy Chao	39,134	0.52%
Jan H. Hollar	2,000	0.03%
Ray E. Jones	745	0.01%
J. Thomas Johnson	33,145	0.44%
W. James Kitchens, Jr.(4)	24,923	0.33%
Mickey E. Layden	3,704	0.05%
E. Leland Reynolds	23,803	0.32%
Alexander Snipe, Jr.(5)	8,586	0.11%
Jane S. Sosebee (6)	2,758	0.04%
Edward J. Tarver	2,016	0.03%
Roderick M. Todd, Jr.	10,122	0.13%
All executive officers and directors as a group (17 persons) (2)	326,367	4.34%
Greater than 5% Shareholders
Ameriprise Financial, Inc. (7)	491,035	6.53%
BlackRock Inc (8)	423,617	5.63%
Manulife Financial Corporation (9)	383,848	5.10%

(1)	Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to our knowledge the persons named in the table above have sole voting and investment power with respect to all shares of common stock beneficially owned. For purposes of the tabular disclosure above, all fractional shares have been rounded down to the nearest whole share, based on total shares owned by each record holder.
(2)	No executive officer or director has the right to acquire additional shares of our common stock within 60 days of March 31, 2021. For each individual, this percentage is determined by assuming the named person exercises all rights with respect to our common stock within 60 days of March 31, 2021 which he or she has the right to acquire within 60 days, but that no other person exercises any such rights with respect to our common stock. For the directors and executive officers as a group, this percentage is determined by assuming that each director and executive officer exercises all rights with respect to our common stock which he or she has the right to acquire within 60 days, but that no other persons exercise any such right. The calculations are based on 7,524,944 shares of common stock outstanding on March 31, 2021.
(3)	Includes 9,805 shares held indirectly by Mr. Crapps’ spouse.
42

(4)	Includes 9,223 shares held indirectly by Kitchens Family Investments, LLC and 6,044 shares held indirectly by Kitchens Trust Investments, LLC. Also, includes 2,375 shares held indirectly by Charitable Contribution Fund, Inc., which is a 501(c)(3) non-profit organization. Mr. Kitchens disclaims any pecuniary interest in Charitable Contribution Fund, Inc.; however, he may direct the voting and disposition of these shares.
(5)	Includes 3,691 shares held indirectly by Glory Communications, Inc. Mr. Snipe owns 100% of Glory Communications, Inc. and serves as its President and CEO.
(6)	Includes 95 shares held indirectly by Ms. Sosebee’s spouse.
(7)	The Ameriprise Financial, Inc. (“AFI”) information set forth in this proxy statement is based on information set forth in a Schedule 13G, as filed by AFI and AFI’s subsidiary, Columbia Management Investment Advisors, LLC (“CMIA”), with the SEC on February 12, 2021, reporting that AFI has shared voting and dispositive power over 491,035 shares of our common stock and CMIA has shared voting and dispositive power over 491,035 shares of our common stock. Through its parent-subsidiary relationships to CMIA, AFI may be deemed to have beneficial ownership of the shares reported by CMIA. Accordingly, the shares reported by AFI include those shares separately reported by CMIA. The mailing address of AFI is 145 Ameriprise Financial Center, Minneapolis, Minnesota 55474. The mailing address of CMIA is 225 Franklin St., Boston, Massachusetts 02110.
(8)	This is information is based on information from Bloomberg and on the Form 13F filed on February 5, 2021 by BlackRock Inc. for the quarter ended December 31, 2020, which reports sole investment discretion and voting authority with respect to 356,601 shares of our common stock and sole investment discretion but no voting authority with respect to 5,577 shares of our common stock. BlackRock Inc. does not have shared voting power over any of the shares. The mailing address listed for BlackRock Inc. is 55 East 52nd Street, New York, NY 10055. BlackRock Group LTD, whose ultimate parent company we believe is BlackRock Inc., also owns 67,016 shares of our common stock, which are reflected herein. We believe the mailing address for BlackRock Group LTD is 12 Throgmorton Avenue, London, X0 EC2N 2DL.
(9)	The Manulife Financial Corporation (“MFC”) information set forth in this proxy statement is based on information set forth in a Schedule 13G, as amended, filed by MFC and MFC’s indirect, wholly-owned subsidiaries, Manulife Investment Management (US) LLC (“MIM (US)”), and Manulife Investment Management Limited (“MIML”) with the SEC on January 26, 2021, reporting that MFC has sole voting and dispositive power over no shares of our common stock; MIM (US) has sole voting and dispositive power over 377,069 shares of our common stock; and MIML has sole voting and dispositive power over 6,779 shares of our common stock. Through its parent-subsidiary relationships to MIM (US) and MIML, MFC may be deemed to have beneficial ownership of these same shares. The mailing address for MIM (US) is 197 Clarendon Street, Boston, Massachusetts 02116. The mailing address of MFC and MIML is 200 Bloor Street East, Toronto, Ontario, Canada, M4W 1E5.

43

Certain Relationships and Related Party Transactions

Statement of Policy Regarding Transactions with Related Persons

Our bank is subject to the provisions of Section 23A of the Federal Reserve Act, which places limits on the amount of loans or extensions of credit to, or investments in, or certain other transactions with, affiliates and on the amount of advances to third parties collateralized by the securities or obligations of affiliates. The bank is also subject to the provisions of Section 23B of the Federal Reserve Act which, among other things, prohibits an institution from engaging in certain transactions with certain affiliates unless the transactions are on terms substantially the same, or at least as favorable to such institution or its subsidiaries, as those prevailing at the time for comparable transactions with nonaffiliated companies.

The bank has had, and expects to have in the future, loans and other banking transactions in the ordinary course of business with directors (including our independent directors) and executive officers of the company and its subsidiaries, including members of their families or corporations, partnerships or other organizations in which such officers or directors have a controlling interest. These loans are made on substantially the same terms (including interest rates and collateral) as those available at the time for comparable transactions with persons not related to the bank and did not involve more than the normal risk of collectability or present other unfavorable features.

The aggregate dollar amount of loans outstanding to directors and executive officers of the bank was approximately $4.1 million at December 31, 2019 and $3.3 million at December 31, 2020.

Review of Related Party Transactions

We have adopted a Code of Business Conduct and Ethics that contains written procedures for reviewing transactions between the company and its directors and executive officers, their immediate family members, and entities with which they have a position or relationship. These procedures are intended to determine whether any such related person transaction impairs the independence of a director or presents a conflict of interest on the part of a director or executive officer. This policy also requires the bank to comply with Regulation O, which contains restrictions on extensions of credit to executive officers, directors, certain principal shareholders, and their related interests. Such extensions of credit (i) must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with third parties and (ii) must not involve more than the normal risk of repayment or present other unfavorable features. The Code of Business Conduct and Ethics may be found on our website by clicking on the link for “Investors” under the “About” tab on our website at www.firstcommunitysc.com.

Other Relationships

Manning C. Crapps is employed with the bank’s financial planning and investment advisory division, First Community Financial Consultants, as an investment officer and financial consultant. He receives compensation based on a commission structure that also applies to other investment officers and financial consultants employed by the First Community Financial Consultants division. He is the son of our director and president and chief executive officer, Michael C. Crapps, and received total compensation of approximately $166,669 in 2020 and approximately $145,879 in 2019.

Annual Questionnaires

We annually require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related person transactions. Our nominating committee, which consists entirely of independent directors, annually reviews all relationships and amounts disclosed in the directors’ and officers’ questionnaires, and our board of directors makes a formal determination regarding each director’s independence under Nasdaq listing standards and applicable SEC rules.

44

Independent Registered Public Accountants

We selected Elliott Davis, LLC, to serve as our independent registered public accounting firm for the year ending December 31, 2020. A representative of Elliott Davis, LLC, is expected to be available either in-person or by telephone at our annual meeting and will have the opportunity to make a statement if desired and is expected to be available to respond to appropriate questions.

Audit and Related Fees

The following table shows the fees payable in the years ended December 31, 2020 and 2019 to Elliott Davis, LLC:

	2020	2019
Audit Fees(1)	$167,200	$161,400
Audit-Related Fees(2)	27,000	26,500
Tax Fees(3)	28,550	36,431
All Other Fees(4)	—	—
Total	$222,750	$224,331

(1)	Audit Fees consisted primarily of the audit of our annual consolidated financial statements and for reviews of the condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q.
(2)	Audit Related Fees for 2020 and 2019 consisted primarily of procedures related to offering documents, the audit of our 401(k) plan, HUD compliance audit, and miscellaneous accounting and research discussions.
(3)	Tax Fees. This category includes the aggregate fees billed for services related to corporate tax compliance, as well as counsel and advisory services.
(4)	All Other Fees. Elliott Davis, LLC did not bill us for any services for 2020 and 2019.

Oversight of Accountants; Approval of Accounting Fees

Under the provisions of its charter, the audit committee is responsible for the retention, compensation, and oversight of the work of the independent auditors. The committee reviews any proposed services to ensure that securities laws do not prohibit them and approves the scope of all services prior to being performed. All of the accounting services and fees reflected in the table above have been reviewed and approved by the audit committee, and individuals who were not employees of the independent auditor performed none of the services.

Pre-Approval Policy

Our audit committee’s pre-approval guidelines with respect to pre-approval of audit and non-audit services are summarized below.

General. The audit committee is required to pre-approve all audit and non-audit services performed by the independent auditor to assure that the provision of such services does not impair the auditor’s independence. The independent auditors provide the audit committee with an annual engagement letter outlining the scope of the audit and permissible non-audit services proposed for the fiscal year, along with a fee proposal. The scope and fee proposal is reviewed with the internal auditor, the audit committee chair, and, when appropriate, our management for their input (but not their approval). Once approved by the audit committee, the services outlined in the engagement letter will have specific approval. All other audit and permissible non-audit services that have not been approved in connection with the independent auditor’s engagement letter for the applicable year must be specifically pre-approved by the audit committee under the same process as noted above, where practicable. The independent auditors shall not perform any prohibited non-audit services described in Section 10A(g) of the Exchange Act. The audit committee must specifically pre-approve any proposed services that exceed pre-approved cost levels. All services provided by Elliott Davis, LLC, and all fees related thereto, were approved pursuant to the pre-approval policy.

45

Tax Services. The audit committee believes that the independent auditor can provide tax services to us, such as tax compliance, tax planning and tax advice, without impairing the auditor’s independence. The audit committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations.

Shareholder Proposals for the 2022 Annual Meeting of Shareholders

Any shareholder of the company desiring to include a proposal pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 in our proxy statement for action at the 2022 annual meeting of shareholders must deliver the proposal to the executive offices of the company no later than December 10, 2021, unless the date of the 2022 annual meeting of shareholders is more than 30 days before or after May 19, 2022, in which case the proposal must be received a reasonable time before we begin to print and send our proxy materials. Only proper proposals that are timely received and in compliance with Rule 14a-8 will be included in our 2022 proxy statement.

Under our bylaws, shareholder proposals not intended for inclusion in our 2022 proxy statement pursuant to Rule 14a-8 but intended to be raised at the 2022 annual meeting of shareholders, including nominations for election of director(s) other than the board’s nominees, must be received no later than 90 days in advance of the 2022 annual meeting of shareholders and must comply with the procedural, informational and other requirements outlined in our bylaws.

Our 2020 Annual Report on Form 10-K

Included with these proxy materials is a copy of our 2020 Annual Report on Form 10-K without exhibits, as filed with the SEC. We will furnish to each person whose proxy is solicited, on the written request of that person, a copy of the exhibits to that annual report for a charge of ten cents per page. We will also mail to you without charge, upon request, a copy of any document specifically referenced or incorporated by reference in this proxy statement. Requests should be mailed to First Community Corporation, Attention: Corporate Secretary, 5455 Sunset Blvd., Lexington, South Carolina 29072.

46

Appendix A

FIRST COMMUNITY CORPORATION

2021 OMNIBUS EQUITY INCENTIVE PLAN

ARTICLE I

PURPOSE

This Plan has been established to attract, retain and motivate directors, officers, employees, consultants and advisors of the Company and its Subsidiaries who are or will be responsible for or contribute to the management, growth or profitability of the business of the Company and its Subsidiaries by enabling such individuals to participate in the future success and growth of the Company and to associate their interests with those of the Company and its shareholders.

ARTICLE II

DEFINITIONS

2.1	“Agreement” means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Award issued to such Participant.
2.2	“Applicable Exchange” means the Nasdaq Capital Market or such other securities exchange as may at the applicable time be the principal market for the Common Stock.
2.3	“Award” means, individually or collectively, any Incentive Stock Option, Non-Qualified Stock Option, SAR, Restricted Stock Award, Restricted Stock Unit Award, Cash Award or Other Stock-Based Award granted pursuant to the terms of this Plan.
2.4	“Board” means the board of directors of the Company.
2.5	“Cash Award” has the meaning set forth in Article X of this Plan.
2.6	“Cause” means, unless otherwise provided in an Agreement, (a) “Cause” as defined in any Individual Agreement to which the Participant is a party, or (b) if there is no such Individual Agreement or if it does not define Cause:

(i) the commission by the Participant of an act of fraud, embezzlement, theft or proven dishonesty, or any other illegal act or practice (whether or not resulting in criminal prosecution or conviction), or any act or practice which the Committee shall, in good faith, deem to have resulted in the Participant becoming unbondable under the Company’s or the Subsidiary’s fidelity bond;

(ii) the willful engaging by the Participant in misconduct which is deemed by the Committee, in good faith, to be materially injurious to the Company or any Subsidiary, monetarily or otherwise, including, but not limited to, improperly disclosing trade secrets or other confidential or sensitive business information and data about the Company or any Subsidiary and competing with the Company or its Subsidiaries, or soliciting employees, consultants or customers of the Company or any Subsidiary in violation of law or any employment or other agreement to which the Participant is a party; or

(iii) the willful and continued failure or habitual neglect by the Participant to perform his or her duties with the Company or the Subsidiary substantially in accordance with the operating and personnel policies and procedures of the Company or the Subsidiary generally applicable to all their employees.

A-1

For purposes of this Plan, no act or failure to act by the Participant shall be deemed be “willful” unless done or omitted to be done by Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company and/or the Subsidiary.

“Cause” under either (i), (ii) or (iii) shall be determined by the Committee. Notwithstanding the general rule of Section 3.3, following a Change of Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review.

2.7	“Change of Control” means the first to occur of the following:

(i) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (i) the Company, (ii) any Subsidiary of the Company, (iii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any Subsidiary of the Company, or (iv) any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Section 13(d) of the Exchange Act), together with all Affiliates and Associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations under the Exchange Act) of such person, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who acquires such beneficial ownership in connection with a transaction described in clause (v) below;

(ii) any plan or proposal for the dissolution or liquidation of the Company is adopted by the shareholders of the Company;

(iii) individuals who, as of the Effective Date, constituted the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iv) all or substantially all of the assets of the Company are sold, transferred or distributed; or

(v) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (a “Transaction”), in each case, with respect to which either

(1) the shareholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own more than 50% of the combined voting power of the Company or the entity surviving such Transaction (or, if the Company or the entity surviving such Transaction is then a subsidiary, the ultimate parent thereof) in substantially the same respective proportions as such shareholders’ ownership of the voting power of the Company immediately before such Transaction, or

(2) the individuals who comprise the Board immediately prior thereto do not constitute at least a majority of the board of directors of the Company, the entity surviving such transaction or, if the Company or the entity surviving such Transaction is then a subsidiary, the ultimate parent thereof.

A-2

Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which both (x) the record holders of the Common Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns (directly or indirectly) all or substantially all of the assets of the Company immediately following such transaction or series of transactions and (y) the individuals who comprise the Board immediately prior to such transaction or series of transactions constitute at least a majority of the board of directors of the entity which owns (directly or indirectly) all or substantially all of the assets of the Company immediately following such transaction or series of transactions. In addition, for any Award that constitutes deferred compensation under Section 409A of the Code, a Change of Control shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code.

2.8	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.
2.9	“Committee” means the compensation committee of the Board (which, as of the date of the Board’s approval of this Plan, is called the Human Resources/Compensation Committee) or such other committee of the Board as it may designate.
2.10	“Common Stock” means the common stock, $1.00 par value per share, of the Company.
2.11	“Company” means First Community Corporation, a South Carolina corporation (or any successor corporation that assumes this Plan, either contractually or by operation of law).
2.12	“Date of Grant” means (a) the date on which the Committee by resolution selects an Eligible Individual to receive a grant of an Award and determines the number of Shares, or the formula for earning a number of Shares, to be subject to such Award or the cash amount subject to such Award, or (b) such later date as the Committee shall provide in such resolution.
2.13	“Director Programs” has the meaning set forth in Article V of this Plan.
2.14	“Disaffiliation” means a Subsidiary’s ceasing to be a Subsidiary for any reason (including as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary) or a sale of a division of the Company.
2.15	“Eligible Individuals” means directors, officers, employees, consultants and advisors of the Company or any of its Subsidiaries.
2.16	“Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.17	“Exercise Price” means the price per share for Common Stock that may be purchased upon the exercise of an Option or the price at which a SAR may be exercised; provided, however, that the Exercise Price per share may not be less than the Fair Market Value of the Common Stock that may be purchased on the Date of Grant.
2.18	“Fair Market Value” means, except as otherwise determined by the Committee, the closing sales price of a Share on the Applicable Exchange on the measurement date, or, if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares were traded on the Applicable Exchange, as reported by such source as the Committee may select. If there is no regular public trading market for Shares, the Fair Market Value of a Share shall be determined by the Committee in good faith and, to the extent applicable, such determination shall be made in a manner that satisfies Sections 409A and 422(c)(1) of the Code
A-3

2.19	“Full-Value Award” means any Award other than an Option or SAR.
2.20	“Good Reason” means, unless otherwise provided in an Agreement, (x) “Good Reason” as defined in any Individual Agreement to which the Participant is a party, or (y) if there is no such Individual Agreement or if it does not define Good Reason or does not define Good Reason in a manner that is within the meaning of Good Reason under Section 409A of the Code: without the Participant’s express written consent the occurrence of any of the following circumstances unless such circumstances are fully corrected within thirty (30) days after the Participant notifies the Company in writing of the existence of such circumstances as hereinafter provided:
(a)	A material diminution in the Participant’s authority, duties, or responsibilities immediately prior to such diminution;
(b)	A material diminution in the budget (if any) over which the Participant retains authority;
(c)	A material diminution in the Participant’s base salary as in effect immediately prior to the Change of Control or as it may be increased from time to time, except for across-the-board salary reductions for similarly situated management personnel of the Company and its Subsidiaries;
(d)	The Company’s requiring the Participant to be based anywhere other than more within fifty (50) miles of the Participant’s last assigned area of responsibility, except for required travel on Company business; or
(e)	Any action or inaction that constitutes a material breach by the Company or its Subsidiaries of the written agreement, if any, between the Participant and the Company or its Subsidiaries under which the Participant provides services.

The Participant shall notify the Company in writing that the Participant believes that one or more of the circumstances described above exists, and of the Participant’s intention to effect a Termination of Service for Good Reason as a result thereof, within ninety (90) days of the time that the Participant gains knowledge of such circumstances. The Participant shall not effect such Termination of Service until thirty (30) days after the Participant delivers the notice described in the preceding sentence, and the Participant may do so only if the circumstances described in such notice have not been corrected in all material respects by the Company and its Subsidiaries.

2.21	“Incentive Stock Option” means an Option that is intended to qualify as an “incentive stock option” under Section 422 of the Code.
2.22	“Individual Agreement” means an employment, consulting or similar agreement between a Participant and the Company or its Subsidiaries. If a Participant is party to both an employment agreement and a change of control agreement, the employment agreement shall be the relevant “Individual Agreement” prior to a Change of Control, and, the change of control agreement shall be the relevant “Individual Agreement” after a Change of Control.
2.23	“Non-Qualified Stock Option” means an Option other than an Incentive Stock Option.
2.24	“Option” means an instrument that entitles the holder to purchase from the Company a stated number of Shares at a designated Exercise Price.
2.25	“Other Stock-Based Award” means Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including unrestricted stock, dividend equivalents, and convertible debentures.
2.26	“Participant” means an Eligible Individual who has received an Award.
A-4

2.27	“Performance Goals” means the performance goals established by the Committee in connection with the grant of Awards. Such goals may be based on the attainment of specified levels of one or more of the following measures (or such other measures as may be determined by the Committee): stock price, dividends, earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization), operating earnings, prescribed rating, earnings per share, operating earnings per share, total shareholder return, return on equity, return on assets or operating assets, percentage of non-performing assets, asset quality, level of classified assets, net interest margin, loan portfolio growth, efficiency ratio, deposit portfolio growth, liquidity, market share, objective customer service measures or indices, economic value added, shareholder value added, embedded value added, combined ratio, pre- or after-tax income, net income, cash flow (before or after dividends), cash flow per share (before or after dividends), gross margin, risk-based capital, revenues, revenue growth, return on capital (including return on total capital or return on invested capital), cash flow return on investment, cost control, gross profit, operating profit, cash generation, unit volume, sales, asset quality, cost saving levels, market-spending efficiency, core non-interest income or change in working capital, in each case with respect to the Company or any one or more Subsidiaries, divisions, business units or business segments thereof, either in absolute terms or relative to the performance of one or more other companies (including an index covering multiple companies).
2.28	“Permanent and Total Disability” shall have the same meaning as given to that term by Treasury Regulation §1.409A-3(i)(4).
2.29	“Plan” means the First Community Corporation 2021 Omnibus Equity Incentive Plan.
2.30	“Restricted Stock” means an Award granted pursuant to Article VII of this Plan.
2.31	“Restricted Stock Unit” has the meaning set forth in Article VIII of this Plan.
2.32	“Rule 16b-3” means Rule 16b-3, as promulgated by the Securities and Exchange Commission under Section 16(b) of the Exchange Act, or any successor rule or regulation.
2.33	“SAR” means a stock appreciation right that entitles the Participant to receive, in cash, Common Stock or a combination thereof, value equal to (or otherwise based on) the difference between (i) the Fair Market Value of a specified number of Shares at the time of exercise, and (ii) the Exercise Price for such shares as established by the Committee.
2.34	“Share” means a share of Common Stock.
2.35	“Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a fifty (50%) voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.
2.36	“Term” has the meaning set forth in Section 6.5 of this Plan.
2.37	“Termination of Service” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries. Unless otherwise determined by the Committee, (a) if a Participant’s employment with the Company and its Subsidiaries terminates but such Participant continues to provide services to the Company and its Subsidiaries in a non-employee capacity, such change in status shall not be deemed a Termination of Service and (b) a Participant employed by, or performing services for, a Subsidiary or a division of the Company and its Subsidiaries shall also be deemed to incur a Termination of Service if, as a result of a Disaffiliation, such Subsidiary or division ceases to be a Subsidiary or division, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for, the Company or another Subsidiary. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries shall not be considered Terminations of Service. Notwithstanding the foregoing provisions of this definition, with respect to any Award that constitutes a “nonqualified deferred compensation plan” subject to Section 409A of the Code, a Participant shall not be considered to have experienced a “Termination of Service” unless the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code (a “Separation from Service”).
A-5

2.38	“Treasury Regulations” means regulations promulgated by the United States Department of Treasury pursuant to the Code, as amended, including proposed or temporary regulations as applicable.

ARTICLE III

ADMINISTRATION

3.1	Committee. This Plan shall be administered by the Committee, which shall be composed of not fewer than two directors, and shall be appointed by and serve at the pleasure of the Board. Subject to the terms and conditions of this Plan, the Committee shall have absolute authority to grant Awards to Eligible Individuals pursuant to the terms of this Plan. Among other things, the Committee shall have the authority, subject to the terms of this Plan, to take the following actions:
(a)	select the Eligible Individuals who shall receive Awards;
(b)	determine the number of Shares to be covered by each Award or the amount of cash or other property subject to an Award not denominated in Shares;
(c)	approve the form of any Agreement and determine the terms and conditions of any Award made hereunder, including the Exercise Price, any vesting conditions, restrictions or limitations and any vesting acceleration, based on such factors as the Committee shall determine;
(d)	modify, amend or adjust the terms and conditions (including any Performance Goals) or accelerate vesting of any Award;
(e)	determine to what extent and under what circumstances Shares, cash or other property payable with respect to an Award shall be deferred;
(f)	determine under what circumstances an Award may be settled in cash, Shares, other property or a combination of the foregoing;
(g)	adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it shall from time to time deem advisable;
(h)	establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable;
(i)	correct any defect, supply any omission, reconcile any inconsistency, and resolve any ambiguity in, and otherwise interpret, the terms and provisions of this Plan and any Award issued under this Plan (and any Agreement relating thereto);
(j)	decide all other matters that must be determined in connection with an Award; and
(k)	otherwise administer this Plan.
3.2	Procedures.
(a)	The Committee may act only by a majority of its members then in office, except that the Committee may, to the extent not prohibited by applicable law or the listing standards of the Applicable Exchange, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.
A-6

(b)	Any authority granted to the Committee may be exercised by the full Board. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board (unless the context otherwise requires). To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.
3.3	Discretion of the Committee. Any determination made by the Committee with respect to any Award shall be made in the sole discretion of the Committee at the time of the Award or, unless in contravention of any express term of this Plan, at any time thereafter. Any action by the Committee may vary among individual Participants, may vary among Eligible Individuals, and may vary among the Awards held by any individual Participants. All decisions made by the Committee pursuant to the provisions of this Plan shall be binding and conclusive on all persons, including the Company, the Participants and Eligible Individuals. Any determination made by the Committee or pursuant to delegated authority under the provisions of this Plan, including conditions for grant or vesting and the adjustment of Awards pursuant to Article XI, need not be the same for each Participant.
3.4	Section 16(b). The provisions of this Plan are intended to ensure that no transaction under this Plan is subject to (and not exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act (“Section 16(b)”). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).
3.5	No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

ARTICLE IV

GENERAL TERMS OF AWARDS

4.1	Eligibility. Any Eligible Individual may receive one or more Awards as determined by the Committee.
4.2	Awards. Each Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee shall specify the number of Shares subject to each Award and the Exercise Price (if applicable). All Awards granted under this Plan shall be evidenced by Agreements, which shall be subject to applicable provisions of this Plan and to such other provisions as the Committee may adopt. The effectiveness of an Award shall be subject to the Agreement’s being signed by the Company and the Participant receiving the Award unless otherwise provided in the Agreement. Agreements may be amended only in accordance with Section 12.3.
4.3	Nontransferability. In addition to any other restrictions set forth in this Plan or imposed by the Committee, all Awards shall be nontransferable except by will or by the laws of descent and distribution. At the discretion of the Committee, an Award may be forfeited immediately upon such instrument becoming subject to any obligation or liability of the Participant or any lien, charge or encumbrance.
A-7

4.4	Compliance with Law and Approval of Regulatory Bodies. No Award shall be exercisable, no Common Stock shall be issued, no certificates for Shares shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable Federal and state laws and regulations (including withholding tax requirements) and the rules of any Applicable Exchange. The Company may rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock for which an Award is exercised or issued may bear such legends and statements as the Committee may deem advisable to assure compliance with Federal and state laws and regulations. No Award shall be exercisable (to the extent applicable), no Common Stock shall be issued, no certificate for Shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE V

SHARES SUBJECT TO PLAN; OTHER LIMITS

5.1	Plan Maximums. The total number of Shares available for delivery pursuant to Awards granted under this Plan is 225,000 Shares. Delivery of Shares pursuant to an Award shall reduce the number of Shares available for delivery pursuant to Awards under this Plan by one Share for each such Share delivered. The maximum number of Shares that may be granted pursuant to Options intended to be Incentive Stock Options shall be 225,000 Shares. Such maximum numbers of Shares is subject to adjustment as provided in Article XI. From and following the Effective Date, no new awards will be granted under the Prior Plan, it being understood that (a) awards outstanding under the Prior Plan as of the Effective Date shall remain in full force and effect under the Prior Plan according to their respective terms, and (b) to the extent that any such award is forfeited, terminates, expires or lapses without being exercised (to the extent applicable), or is settled for cash, following the Effective Date, the Shares subject to such award not delivered as a result thereof shall again be available for Awards under this Plan; provided, however, that dividend equivalents may continue to be issued under the Company’s Prior Plan in respect of awards granted under the Prior Plan that are outstanding as of the Effective Date. “Prior Plan” means the Company’s 2011 Stock Incentive Plan, as amended April 19, 2016.
5.2	Director Limit. Notwithstanding any provisions to the contrary in this Plan, in any other incentive compensation plan of the Company or any of its Subsidiaries, or any other compensatory policy or program of the Company applicable to its non-employee directors (collectively, the “Director Programs”), the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards granted under the Director Programs to any individual, non-employee director for any single calendar year beginning on or after January 1, 2021 shall not exceed $140,000; provided, however, that the limitation described in this sentence shall be determined without regard to grants of awards under the Director Programs paid to a non-employee director during any period in which such individual was an employee or consultant (other than grants of awards paid for service in their capacity as a non-employee director). For the avoidance of doubt, (a) any compensation that is deferred shall be counted toward this limit for the year in which it was first earned, and not when paid or settled if later; and (b) any severance and other payments such as consulting fees paid to a non-employee director for such director’s prior or current service to the Company or any Subsidiary other than serving as a director shall not be deemed to be payments granted or made under the Director Programs and therefore shall not be taken into account in applying the $140,000 limit provided above.
5.3	Rules for Calculating Shares Delivered. To the extent that any Award is forfeited, terminates, expires or lapses instead of being exercised, or if any Award is settled for cash, the Shares subject to such Award not delivered as a result thereof shall again be available for issuance in connection with other Awards under this Plan. If the Exercise Price of any Option or SAR and/or if the tax withholding obligations relating to any Award are satisfied by delivering Shares (either actually or through attestation) or withholding Shares relating to such Award, the gross number of Shares subject to the Award shall nonetheless be deemed to have been granted for purposes of the first sentence of Section 5.1. Shares purchased on the open market with the proceeds of the Exercise Price of an Option or SAR shall not be available for issuance in connection with other Awards under this Plan.
A-8

5.4	Limitation on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Shares of Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock Units, shall be permissible only if sufficient Shares are available under this Article V for such reinvestment or payment (taking into account then-outstanding Awards). If sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of cash-settled Restricted Stock Units equal in number to the Shares that would have been obtained by such payment or reinvestment.

ARTICLE VI

OPTIONS AND STOCK APPRECIATION RIGHTS

6.1	Grants. The Committee shall specify the number of Shares covered by the Options or SARs and the Exercise Price thereof in the applicable Agreement. An Option may be granted with or without a related SAR. A SAR may be granted with or without a related Option.
6.2	Incentive Stock Options and Non-Qualified Stock Options. The Committee shall designate at the time an Option is granted, and the applicable Agreement shall indicate, whether the Option is intended to be treated as an Incentive Stock Option or a Non-Qualified Stock Option. No Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as an Incentive Stock Option under Section 422 of the Code, and any such Option that fails to qualify as an Incentive Stock Option shall be treated as a Non-Qualified Stock Option. For purposes of determining the applicability of Section 422 of the Code, or in the event that the terms of any Option provide that it may be exercised only during employment or within a specified period of time after Termination of Service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.
6.3	Additional Rules for Incentive Stock Options. Notwithstanding anything contained herein to the contrary, no Option that is intended to qualify as an Incentive Stock Option may be granted to an Eligible Individual who at the time of such grant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless at the time such Option is granted the Exercise Price is at least one hundred ten percent (110%) of the Fair Market Value of a Share and such Option by its terms is not exercisable after the expiration of five (5) years from the date such Option is granted. In addition, the aggregate Fair Market Value of the Shares (determined at the time the Option to acquire Shares is granted) for which Incentive Stock Options are exercisable for the first time by an optionee during any calendar year, under all of the incentive stock option plans of the Company and of any Subsidiary, may not exceed $100,000. To the extent an Option that by its terms was intended to be an Incentive Stock Option exceeds this $100,000 limit, the portion of the Option in excess of such limit shall be treated as a Non-Qualified Stock Option.
6.4	Vesting. The Committee may prescribe that a Participant’s rights in Options or SARs shall be forfeitable or otherwise restricted for a period of time and/or until certain financial performance objectives are satisfied as determined by the Committee in its sole discretion and set forth in the applicable Agreement.
6.5	Exercise. The period in which an Option or SAR may be exercised (the “Term”) shall be determined by the Committee on the Date of Grant, but no Option or SAR shall be exercisable after the expiration of ten (10) years from the Date of Grant of such Option or SAR. Subject to the terms of this Plan, a vested Option or SAR may be exercised, in whole or in part, at any time or during the Term thereof in accordance with such requirements as the Committee shall determine and as reflected in the corresponding Agreement; provided, however, that a SAR that is related to an Option may be exercised only to the extent that the related Option is exercisable and when the Fair Market Value per Share exceeds the Exercise Price per Share of the related Option. A partial exercise of an Option or SAR shall not affect the right of the Participant thereafter to exercise the Option or SAR from time to time in accordance with this Plan and the corresponding Agreement with respect to remaining Shares subject to the Option or SAR. The exercise of an Option shall result in the termination of a related SAR to the extent of the number of Shares with respect to which the Option is exercised, and the exercise of a SAR shall result in the termination of a related Option to the extent of the number of Shares with respect to which the SAR is exercised. Unless otherwise set forth in the Award Agreement with respect to an Option, if a Participant’s Termination of Service occurs by reason of his or her death, Permanent and Total Disability or for any other reason, an Option granted to such Participant may thereafter be exercised to the extent such Option is vested for a period of ninety (90) days (or twelve (12) months in the event of termination by reason of death or Permanent and Total Disability) following the Termination of Service (but not later than the end of the applicable Term). If, and to the extent that, after Termination of Service, the Participant does not exercise his or her Option within the applicable time, the unexercised Option shall terminate, and the Shares issuable with respect to such unexercised Option shall revert to the Plan. If a Participant’s employment terminates for Cause, all Options granted to such Participant shall cease to be exercisable and shall terminate as of the date of termination of employment for Cause.

A-9

6.6	Method of Exercise. Subject to the provisions of this Article VI, vested Options and vested SARs may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of Shares subject to the Option or SAR to be purchased. In the case of the exercise of an Option, such notice shall be accompanied by payment in full of the aggregate purchase price (which shall equal the product of such number of Shares subject to such Options multiplied by the applicable Exercise Price) by certified or bank check or such other instrument or process as the Committee may permit in its sole discretion. If approved by the Committee, payment in full or in part may be made as follows:

(a)	In the form of unrestricted Shares (by delivery of such Shares or by attestation) already owned by the Participant of the same class as the Common Stock subject to the Option (based on the Fair Market Value of the Common Stock on the date the Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned Shares may be authorized only at the time the Option is granted;
(b)	To the extent permitted by applicable law, by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the aggregate Exercise Price, and any applicable Federal, state, local or foreign withholding taxes; provided that, to facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms; or
(c)	By instructing the Company to withhold a number of unrestricted Shares having a Fair Market Value (based on the Fair Market Value of the Common Stock on the date the applicable Option is exercised) equal to the product of (i) the Exercise Price multiplied by (ii) the number of Shares in respect of which the Option shall have been exercised.
6.7	Delivery; Shareholder Rights. No Shares will be delivered pursuant to the exercise of an Option until the Exercise Price therefor has been fully paid and applicable taxes have been withheld. No Participant shall have any rights as a shareholder with respect to Shares subject to an Option or a SAR until such Option or SAR is exercised and such Shares are issued.
A-10

6.8	Dividends and Dividend Equivalents. Dividends and dividend equivalents shall not be paid or accrued on Options or SARs, provided that Stock Options and SARs may be adjusted under certain circumstances in accordance with the terms of Article X.
6.9	Prohibition on Repricing. In no event may any Option or SAR granted under this Plan be amended, other than pursuant to Article XI, to decrease the Exercise Price thereof, be cancelled in exchange for cash or other Awards or in conjunction with the grant of any new Option or SAR with a lower exercise price, or otherwise be subject to any action that would be treated, under the Applicable Exchange listing standards or for accounting purposes, as a “repricing” of such Option or SAR, unless such amendment, cancellation or action is approved by the Company’s shareholders.
6.10	Forfeiture by Order of Regulatory Agency. If the Company’s or any of its financial institution Subsidiaries’ capital falls below the minimum requirements contained in 12 CFR § 3 or below a higher requirement as determined by the Company’s or such Subsidiary’s primary bank regulatory agency, such agency may direct the Company to require Participants to exercise or forfeit some or all of their Options. All options granted under this Plan are subject to the terms of any such directive.

ARTICLE VII

RESTRICTED STOCK

7.1	Nature of Award. Shares of Restricted Stock are actual Shares issued to a Participant that are subject to vesting or forfeiture provisions and may be awarded alone or in addition to other Awards granted under this Plan.
7.2	Book Entry Registration or Certificated Shares. Awards shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Restricted Stock shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the First Community Corporation 2021 Omnibus Equity Incentive Plan and the applicable award agreement, dated as of            ,            .    Copies of such plan and award agreement are on file at the offices of First Community Corporation, 5455 Sunset Boulevard, Lexington, South Carolina, 29072.”

The Committee may require that the certificates evidencing such Shares be held in custody by the Company until the restrictions thereon have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Shares subject to such Award.

7.3	Terms and Conditions. Restricted Stock shall be subject to the following terms and conditions:
(a)	The Committee shall, prior to or at the time of grant, condition (i) the vesting of an Award of Restricted Stock upon the continued service of the applicable Participant, or (ii) the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant.
(b)	Subject to the provisions of this Plan and the applicable Agreement, during the period, if any, set by the Committee, commencing with the Date of Grant of such Restricted Stock Award for which such vesting restrictions apply (the “Restriction Period”), and until the expiration of the Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock.
A-11

7.4	Shareholder Rights. Except as otherwise provided in this Plan and the applicable Agreement, prior to the time that Shares of Restricted Stock have fully vested and become transferable, a Participant shall have all rights of a shareholder with respect to such Shares of Restricted Stock, including the right to receive dividends; provided, however, that dividends payable with respect to Shares of Restricted Stock shall be subject to the same vesting conditions applicable to such Shares and shall, if vested, be delivered or paid at the same time as such Shares.

ARTICLE VIII

RESTRICTED STOCK UNITS

8.1	Nature of Award. Restricted stock units and deferred share rights (together, “Restricted Stock Units”) are awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units, in an amount in cash, Shares or a combination of both, based upon the Fair Market Value of a specified number of Shares.
8.2	Terms and Conditions. Restricted Stock Units shall be subject to the following terms and conditions:
(a)	The Committee shall, prior to or at the time of grant, condition (i) the vesting of Restricted Stock Units upon the continued service of the applicable Participant, or (ii) the grant or vesting of Restricted Stock Units upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest, or at a later time specified by the Committee in the applicable Agreement, or, if the Committee so permits, in accordance with an election of the Participant.
(b)	Subject to the provisions of this Plan and the applicable Agreement, during the Restriction Period, if any, set by the Committee, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.
8.3	Shareholder Rights. A Participant who has received an Award of Restricted Stock Units shall have no rights as a shareholder with respect to such Restricted Stock Units. Subject to Section 5.4, the Committee may provide for dividend equivalents or the adjustment of an Award of Restricted Stock Units to reflect deemed reinvestment in additional Restricted Stock Units of the dividends that would be paid and distributions that would be made with respect to the Award of Restricted Stock Units if it consisted of actual Shares; provided, however, that dividend equivalents credited with respect to any Award of Restricted Stock Units shall be subject to the same vesting conditions applicable to such Award and shall, if vested, be delivered or paid at the same time as such Award.

ARTICLE IX

OTHER STOCK-BASED AWARDS; CASH AWARDS

9.1	Other Stock-Based Awards. The Committee may grant to Eligible Individuals Other Stock-Based Awards, either alone or in conjunction with other Awards granted under this Plan.
9.2	Cash Awards. The Committee may grant to Eligible Individuals Awards that are denominated and payable in cash (“Cash Awards”) in such amounts and subject to such terms and conditions consistent with the terms of this Plan as the Committee shall determine.

A-12

ARTICLE X

ADJUSTMENT UPON CHANGE IN COMMON STOCK

10.1	Corporate Transactions. In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Company’s direct or indirect ownership of a Subsidiary (including by reason of a Disaffiliation), or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (a) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan; (b) the various maximum limitations set forth in Article V upon certain types of Awards and upon the grants to individuals of certain types of Awards; (c) the number and kind of Shares or other securities subject to outstanding Awards; (d) the Performance Goals applicable to outstanding Awards; and (e) the Exercise Price of outstanding Awards. In the event of a Corporate Transaction, such adjustments may include (i) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee in its sole discretion (it being understood that in the event of a Corporate Transaction with respect to which shareholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or SAR shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the Exercise Price of such Option or SAR shall be deemed conclusively valid); (ii) the substitution of other property (including cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (iii) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including other securities of the Company and securities of entities other than the Company), by the affected Subsidiary or division or by the entity that controls such Subsidiary or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities).
10.2	Share Changes. In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination or recapitalization or similar event affecting the capital structure of the Company, or a Disaffiliation, separation or spinoff, in each case without consideration, or other extraordinary dividend of cash or other property to the Company’s shareholders (each, a “Share Change”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (a) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan; (b) the various maximum limitations set forth in Article V upon certain types of Awards and upon the grants to individuals of certain types of Awards; (c) the number and kind of Shares or other securities subject to outstanding Awards; (d) the Performance Goals applicable to outstanding Awards; and (e) the Exercise Price of outstanding Awards.
10.3	Performance Goals. The Committee may adjust the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other the Company’s filings with the Securities and Exchange Commission.
10.4	Section 409A of the Code; Incentive Stock Options. Notwithstanding the foregoing: any adjustments made pursuant to this Article X to (a) Incentive Stock Options shall be made in accordance with Section 424(h) of the Code unless the Committee determines otherwise; (b) Awards that are considered “nonqualified deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; and (c) Awards that are not considered “nonqualified deferred compensation” subject to Section 409A of the Code shall be made in such a manner as intended to ensure that after such adjustments, either (i) the Awards continue not to be subject to Section 409A of the Code or (ii) there does not result in the imposition of any penalty taxes under Section 409A of the Code in respect of such Awards.

A-13

ARTICLE XI

CHANGE OF CONTROL

11.1	Impact of a Change of Control. Upon the occurrence of a Change of Control, unless otherwise provided in the applicable Agreement: (a) all then-outstanding Options and SARs shall become fully vested and exercisable, and all Full-Value Awards (other than performance-based Full-Value Awards) and all Cash Awards (other than performance-based Cash Awards) shall vest in full, be free of restrictions, and be deemed to be earned and payable in an amount equal to the full value of such Award, except in each case to the extent that another Award meeting the requirements of Section 11.2 (any award meeting the requirements of Section 11.2, a “Replacement Award”) is provided to the Participant to replace such Award (any award intended to be replaced by a Replacement Award, a “Replaced Award”), and (b) any performance-based Full-Value Award or Cash Award that is not replaced by a Replacement Award shall be deemed to be earned and payable in an amount equal to the full value of such performance-based Award (with all applicable Performance Goals deemed achieved at the greater of (x) the applicable target level and (y) the level of achievement as determined by the Committee not later than the date of the Change of Control, taking into account performance through the latest date preceding the Change of Control as to which performance can, as a practical matter, be determined (but not later than the end of the applicable performance period)).
11.2	Replacement Awards. An Award shall meet the conditions of this Section 11.2 (and hence qualify as a Replacement Award) if: (a) it is of the same type as the Replaced Award; (b) it has a value equal to the value of the Replaced Award as of the date of the Change of Control, as determined by the Committee in its sole discretion consistent with Section 10.1; (c) the underlying Replaced Award was an equity-based award, it relates to publicly traded equity securities of the Company or the entity surviving the Company following the Change of Control; (d) it contains terms relating to vesting (including with respect to a Termination of Service) that are substantially identical to those of the Replaced Award; and (e) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change of Control) as of the date of the Change of Control. Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied. If a Replacement Award is granted, the Replaced Award shall not vest upon the Change of Control. The determination whether the conditions of this Section 11.2 are satisfied shall be made by the Committee, as constituted immediately before the Change of Control, in its sole discretion.
11.3	Termination of Service. Notwithstanding any other provision of this Plan to the contrary and unless otherwise determined by the Committee and set forth in the applicable Agreement, upon a Termination of Service of a Participant by the Company other than for Cause or by the Participant for Good Reason, in each case, within twenty-four (24) months following a Change of Control, all Replacement Awards held by such Participant shall vest in full, be free of restrictions, and be deemed to be earned in full (with respect to Performance Goals, unless otherwise agreed in connection with the Change of Control, at the greater of (i) the applicable target level and (ii) the level of achievement of the Performance Goals for the Award as determined by the Committee taking into account performance through the latest date preceding the Termination of Service as to which performance can, as a practical matter, be determined (but not later than the end of the applicable performance period)).
11.4	Section 409A of the Code. Notwithstanding any other provision of this Plan, any Agreement or any Individual Agreement, with respect to any Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, a Change of Control shall not constitute a settlement or distribution event with respect to such Award, or an event that otherwise changes the timing of settlement or distribution of such Award, unless the Change of Control also constitutes an event described in Section 409A(a)(2)(v) of the Code and the regulations thereto. For the avoidance of doubt, this Section 11.4 shall have no bearing on whether an Award vests pursuant to the terms of this Plan or the applicable Agreement or Individual Agreement.

A-14

ARTICLE XII

EFFECTIVE DATE, TERMINATION AND AMENDMENT

12.1	Effective Date. This Plan was approved by the Board on March 16, 2021, subject to and contingent upon approval by the Company’s shareholders. This Plan will be effective as of the date of such approval by the Company’s shareholders (the “Effective Date”).
12.2	Duration of Plan. This Plan shall terminate on the tenth anniversary of the Effective Date (the “Expiration Date”). All Awards outstanding as of the Expiration Date shall continue to have full force and effect in accordance with the provisions of this Plan and the documents evidencing such Awards.
12.3	Amendments. The Committee may amend, alter or discontinue this Plan or an Award, provided that no amendment, alteration or discontinuation shall be made that would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except to the extent necessary to comply with applicable law, including Section 409A of the Code, Applicable Exchange listing standards or accounting rules. In addition, no amendment shall be made without the approval of the Company’s shareholders to the extent such approval is required by applicable law, or the listing standards of the Applicable Exchange, or as contemplated by Section 6.9.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

13.1	Limitations on Participant Rights. Neither a Participant nor any other person shall, by reason of participation in this Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets or other property that the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under this Plan. A Participant shall have only a contractual right to the Common Stock, cash or other property, if any, payable under this Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in this Plan shall constitute a guaranty that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person. This Plan does not constitute a contract of employment or service, and selection as a Participant shall not give any such Participant the right to be retained in the employ or service of the Company or any Subsidiary, nor any right or claim to any benefit under this Plan, unless such right or claim has specifically accrued under the terms of this Plan.
13.2	Clawback Policy. An Award shall be subject to the terms of any clawback or recoupment policy that the Company may adopt that, by its terms, is applicable to such Award.
13.3	Taxes
(a)	Withholding. All issuances, payments and distributions under this Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any Shares, cash or other property under this Plan on satisfaction of applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of Shares that the Participant already owns, or through the surrender of Shares to which the Participant is otherwise entitled under this Plan; provided, however, in no event shall the fair market value of the Shares withheld or surrendered exceed the maximum statutory amount required to be withheld or such lesser amount as is necessary to avoid liability accounting treatment.
A-15

(b)	Section 409A of the Code. This Plan and Awards granted hereunder are intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom and, with respect to amounts that are subject to Section 409A of the Code, it is intended that this Plan be administered in all respects in accordance with Section 409A of the Code. Each payment under any Award shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award that is not exempt from Section 409A of the Code. Notwithstanding any provision of this Plan or any Agreement to the contrary, in the event that a Participant is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Company), amounts that constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code that would otherwise be payable during the six (6)-month period immediately following a Participant’s Separation from Service shall instead be paid or provided on the first business day following the date that is six (6) months following the Participant’s Separation from Service or any earlier date permitted by Section 409A of the Code. If the Participant dies following the Separation from Service and prior to the payment of any amounts delayed on account of Section 409A of the Code, such amounts shall be paid to the personal representative of the Participant’s estate within thirty (30) days following the date of the Participant’s death. In no event will the Company or any Subsidiary be required to reimburse a Participant for any taxes imposed or other costs incurred as a result of Section 409A of the Code.
13.4	Unfunded Plan. No Award issued or made hereunder, to the extent it requires the payment of cash, shall be required to be funded prior to being due and payable, and the Company shall not be required to segregate any assets that may at any time be represented by an Award under this Plan.
13.5	No Employment Rights. The adoption of the Plan or granting of an Award shall not confer upon any Participant or other Eligible Individual any right to continued employment with or service to the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment or service of any Participant or other Eligible Individual at any time.
13.6	Rules of Construction. Headings are given to the articles and sections of this Plan for ease of reference. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law. Whenever the words “include,” “includes” or “including” are used in this Plan, they shall be deemed to be followed by the words “but not limited to” and the word “or” shall be understood to mean “and/or.”
13.7	Governing Law and Interpretation. This Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of South Carolina, without reference to principles of conflict of laws.

[End of Plan Document]

A-16

FIRST COMMUNITY CORPORATION

5455 Sunset Boulevard Lexington, South Carolina 29072

www.firstcommunitysc.com

See the enclosed proxy card.

FIRST COMMUNITY CORPORATION 5455 SUNSET BLVD. LEXINGTON, SC 29072 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 18, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 18, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D45281-P50466 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY FIRST COMMUNITY CORPORATION For Withhold For All To withhold authority to vote for any individual The Board of Directors recommends you vote FOR the following: All All Except nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1a. Election of Class I Director Nominee: 01) Jan H. Hollar 1b. Election of Class III Directors Nominees: 1) C. Jimmy Chao 2) Ray E. Jones 3) E. Leland Reynolds 4) Alexander Snipe, Jr. ! ! ! The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. To approve the compensation of our named executive officers as disclosed in the proxy statement (this is a non-binding, advisory vote), (“Say-on-Pay”). ! ! ! 3. To approve the First Community Corporation 2021 Omnibus Equity Incentive Plan. ! ! ! 4. To ratify the appointment of Elliott Davis, LLC as our independent registered public accounting firm for 2021. ! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement/10-K are available at www.proxyvote.com. D45282-P50466 FIRST COMMUNITY CORPORATION Annual Meeting of Shareholders May 19, 2021 4:00 P.M. Eastern Time This proxy is solicited by the Board of Directors The undersigned hereby constitutes and appoints D. Shawn Jordan and John F. (Jack) Walker, IV and each of them, as his true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of Common Stock of First Community Corporation that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the company to be held on May 19, 2021 at our office located at 5455 Sunset Blvd., Lexington, South Carolina 29072, at 4:00 P.M. Eastern Time, and at any adjournment or postponement thereof, upon the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is acknowledged. These proxies are directed to vote on those matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows: This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “for” Proposal No. 1, to elect five director nominees to serve on the Board of Directors; “for” Proposal No. 2, to approve the compensation of our named executive officers as disclosed in the proxy statement (this is a non-binding, advisory vote); “for” Proposal No. 3, to approve the First Community Corporation 2021 Omnibus Equity Incentive Plan; and “for” Proposal No. 4, to ratify the appointment of Elliott Davis, LLC as our independent registered public accounting firm for the year ending December 31, 2021. This proxy also delegates discretionary authority to the proxies to vote with respect to transact any other business that may properly come before the meeting or any adjournment or postponement thereof. Continued and to be signed on reverse side